                                                                    EXHIBIT 10.1


                            C O N F I D E N T I A L




                        CABLE FACILITIES LEASE AGREEMENT



                                     AMONG



                              AT&T BROADBAND, LLC

                                      AND

                      INSIGHT COMMUNICATIONS COMPANY, INC.
                         AND CERTAIN OF ITS AFFILIATES





                              Dated: July 17, 2000

                        Cable Facilities Lease Agreement

     This Cable Facilities Lease Agreement ("Agreement") is made as of July 17,
                                             ---------
2000 (the "Effective Date"), by and among Insight Communications Company, Inc.
           --------------
("INSIGHT"), the INSIGHT Affiliates (as defined below), and AT&T Broadband, LLC
  -------
("AT&T").
  ----

                                    Recitals

     A. The INSIGHT Affiliates own and operate the cable television systems (each a "Cable System" and, collectively, the "Cable Systems") serving the
         ------------                          -------------
markets identified on Exhibit A to this Agreement (each a "Designated Market"
                      ---------                            -----------------
and, collectively, the "Designated Markets").
                        ------------------

     B. AT&T desires to provide all distance telephone services, as described in this Agreement, to Residential Customers (as defined below) in the Designated Markets utilizing certain capacity of the Cable Systems, and the INSIGHT Affiliates desire to grant to AT&T the right to use certain capacity on the Cable Systems for such purpose, and are willing to upgrade and maintain the Cable Systems in connection therewith, subject to the terms and conditions contained in this Agreement.

     C. The scope of this Agreement is the provision by AT&T of Communications Services to Residential Customers in the Designated Markets utilizing certain capacity of the Cable Systems.

                                   Agreements

     In consideration of the foregoing and the mutual promises set forth below, the parties agree as follows:

1.   Definitions; Construction.
--   -------------------------

     1.1  Definitions.  The following terms used in this Agreement shall have
     ---  -----------
the following meanings:

     "Acceptance Process Flow Chart" is set forth on Exhibit B to this Agreement
      -----------------------------                  ---------
and depicts, among other things, the process by which the Cable Systems shall be upgraded, powered and tested in order to provide Communications Services in the Designated Markets as contemplated by this Agreement. The Acceptance Process Flow Chart may be amended from time to time by AT&T, consistent with good engineering practices then in effect, to reflect changes generally implemented with respect to the AT&T Cable Systems. Any such amendment shall take effect upon 90 days prior notice to INSIGHT, but only to the extent that it would not materially increase the cost to the INSIGHT Affiliates of complying with their obligations under this Agreement, unless otherwise agreed to by INSIGHT.

     "Advanced Higher Speed Communication Services" means Communications
      --------------------------------------------
Services that differ materially from the voice, fax, dial-up modem and other Communications Services which the parties intend to offer pursuant to this Agreement as of the Effective Date, which are deployed at line speeds greater than 64 kbps, but not exceeding 128 kbps.

     "Affiliate" means, with respect to any Person, any other Person
      ---------
Controlling, Controlled by or under common Control with such Person, provided, however, that for purposes of this Agreement, INSIGHT and the INSIGHT Affiliates, on the one hand, and AT&T, on the other hand, shall not be deemed to be Affiliates of one another.

     "Agreement for Billing and Collection Services" means the Agreement for
      ---------------------------------------------
Billing and Collection Services of even date herewith by and between AT&T and INSIGHT and the INSIGHT Affiliates.

     "Alternative Service Provider" means any Local Loop provider in a
      ----------------------------
Designated Market other than INSIGHT, whether such facilities consist of a broadband (e.g., fiber or hybrid fiber-coaxial) network, a fixed or mobile wireless communications network, or a twisted pair network, including any ILEC, third party CLECs or, with respect to a wireless network, an internal division or Affiliate of AT&T or any third party.

     "AT&T Cable Systems" means any cable television systems operated by AT&T,
      ------------------
or any of its Affiliates, over which Communications Services are provided during the term of this Agreement.

     "AT&T Customer Information" means all information relating to
      -------------------------
Communications Services provided to a Residential Customer, including usage, features, Lines purchased and payment history.

     "BTI" means a broadband telecommunications interface unit that provides all
      ---
necessary signal processing for the provision of voice grade telephony services using an IP packet technology, and also serves as the demarcation between the HFC Network and the Customer's premises wiring.

     "Business Day" means any day other than a day on which commercial banks in
      ------------
New York, New York are required or authorized by any Legal Requirement to be closed.

     "Cable System Contracts" means all leases, pole line or joint line
      ----------------------
agreements, underground conduit agreements, crossing agreements, construction permits, MDU service and access agreements, and all other Contracts (a) relating to a Cable System and (b) to which INSIGHT is a party.

     "ccs" means centi call seconds, as such term is commonly understood in the
      ---
telecommunications industry.

     "CFT" means Certified For Telephony.
      ---

     "CFT Network" means a Communications Services Network, or a discrete
      -----------
segment thereof (i.e., the HDT Site and one or more nodes served by the HDT
Site), as applicable, that has passed all of the CFT Tests.

     "CFT Tests" means the tests and procedures identified in the Acceptance
      ---------
Process Flow Chart and described in Exhibit B to this Agreement.  The CFT Tests
                                    ---------
may be amended from time to time by AT&T, consistent with good engineering practices then in effect, to reflect changes generally implemented with respect to the AT&T Cable Systems. Any such amendment shall take effect upon 90 days prior notice to INSIGHT, but only to the extent that it would not materially increase the cost to the INSIGHT Affiliates of complying with their obligations under this Agreement, unless otherwise agreed to by INSIGHT.

     "CLEC" means a competitive local exchange carrier.
      ----

     "Commercial Launch Date" means the date on which Communications Services
      ----------------------
are first provided to a paying Residential Customer pursuant to the terms of this Agreement.

     "Communications Services" means the provision (other than pursuant to a
      -----------------------
business services tariff) of local or any distance voice telephone services or other applications enabled by dial tone access and comparable to the voice telephone services and other applications enabled by dial tone access generally available from ILECs over basic residential voice grade lines, at or below the Designated Line Speed.

     "Communications Services Network" means a Cable System, or subset thereof,
      -------------------------------
which has been upgraded in order to provide Communications Services pursuant to this Agreement, and consists of at least one HDT and the HFC Network and related Telephony Equipment associated with such HDT(s).

     "Contract" means any written contract, mortgage, deed of trust, bond,
      --------
indenture, lease, license, note, certificate, option, warrant, right, or other instrument, document, obligation, or agreement, and any oral obligation, right or agreement, but shall not include any Franchise.

     "Contract Quarter" means each of the four consecutive full three-month
      ----------------
periods during a Contract Year.

     "Contract Year" means the 12-month period commencing on the Commercial
      -------------
Launch Date and expiring on the first anniversary thereof, and each succeeding 12-month period thereafter during the term of this Agreement.

     "Control" means the possession, direct or indirect, of the power to direct
      -------
or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by Contract or otherwise.

     "Core Cable Services" means INSIGHT's video (analog and digital) services,
      -------------------
high speed Internet offerings and other products and services provided to customers using the Cable Systems, including commercial (i.e., non-residential) data and voice transmission, but shall not include Communications Services provisioned at any line speed.

     "Customer Premises Equipment" means one or more NIUs or BTIs and any other
      ---------------------------
equipment to be installed at the customer's premises in order to enable the provision of Communications Services to such premises.

     "Designated Line Speed" means the Initial Designated Line Speed, unless and
      ---------------------
until increased pursuant to Section 2.1.3.

     "DMOQs" means the direct measures of quality set forth on Exhibit C to this
      -----                                                    ---------
Agreement, which specify quality of service measurements and required performance levels for the delivery of Communications Services with respect to
(a) the CFT Networks (the "INSIGHT DMOQs"), on the one hand, and (b) the
                           -------------
Telephony Interconnection Equipment and AT&T switching equipment, on the other hand (the "AT&T DMOQs"), in each case as modified from time to time in
           ----------
accordance with Section 2.5.2.

     "Excepted MSO" means *To be filed separately with the Commission*
      ------------

     "Excluded MDU" means any MDU that (a) consists of 180 or more dwelling
      ------------
units within a single building and (b) is not capable of receiving Communications Services as contemplated by this Agreement because of limitations within the HFC Network serving the MDU or the inability as a result of space limitations to collocate any necessary Nisus or other Telephony Equipment at the MDU.

     "Features" means telephony features which are marketed and sold to
      --------
Residential Customers together with Lines as part of the Communications Services, including but not limited to call waiting, voice mail and enhanced caller ID.

     "FCC" means the Federal Communications Commission.
      ---

     "Franchise Area" means each geographical area within the Designated Markets
      --------------
in which INSIGHT is authorized by the applicable local Governmental Authority or otherwise to install and operate a Cable System.

     "Franchises" means all franchises, licenses, authorizations, ordinances and
      ----------
permits issued or granted by a Governmental Authority with respect to the Cable Systems.

     "GAAP" means generally accepted accounting principles as from time to time
      ----
in effect in the United States of America, including the statements and interpretations of the Financial Accounting Standards Board, applied on a consistent basis.

     "Governmental Authority" means the United States of America, any state,
      ----------------------
commonwealth, territory, or possession thereof and any court, tribunal, department, commission, board, bureau, agency, authority or instrumentality of any of the same.

     "Grade of Service" means the probability that a telephone call attempted
      ----------------
will receive a busy signal, expressed as a decimal fraction.

     "HDT" means host digital terminal, which connects the telephony network,
      ---
local digital switch and central office transport equipment with the HFC Network. As used in this Agreement, HDT includes the associated battery plant and modem cards.

     "HDT Site" means each headend or hub site facility owned or leased by
      --------
INSIGHT or the INSIGHT Affiliates at which one or more HDTs will be installed pursuant to the terms of this Agreement. The address of each HDT Site for each Designated Market, to the extent known as of the Effective Date, is set forth on Exhibit A to this Agreement.
---------

     "HFC Network" means the broadband infrastructure of a Cable System.
      -----------

     "High Speed Communications Services" means Communications Services
      ----------------------------------
delivered at speeds above 128 kbps.

     "ILEC" means the applicable incumbent local exchange carrier, as it may be
      ----
determined from time to time by the applicable federal or state regulatory body pursuant to Section 254 of the Federal Communications Act.

     "Implementation Schedule and Specifications" means the timelines and
      ------------------------------------------
specifications set forth on Exhibit D to this Agreement for, among other things,
                            ---------
(a) upgrading the Cable Systems, and (b) developing, testing and integrating all monitoring, provisioning, billing, accounting, financial and other systems and interfaces necessary or desirable to deliver the Communications Services.

     "Initial Designated Line Speed" means 64 kbps.
      -----------------------------

     "INSIGHT Affiliates" means each of Insight Communications Company, L.P.,
      ------------------
Insight Communications of Central Ohio, LLC, Insight Communications of Indiana, LLC and Insight Kentucky Partners II, L.P. The rights and obligations of the INSIGHT Affiliates shall be allocated among the INSIGHT Affiliates appropriately in accordance with the benefits received by the respective Cable Systems owned by them under this Agreement.

     "Legal Requirement" means any law, rule, ordinance, code, statute,
      -----------------
regulation, order, writ, injunction, judgment or decree of any Governmental Authority, including the Franchises.

     "Lien" means any security agreement, financing statement filed with any
      ----
Governmental Authority, conditional sale or other title retention agreement, any lease, consignment or bailment given for purposes of security, any right of first refusal, any lien, mortgage, indenture, pledge, option, encumbrance, adverse interest, constructive trust or other trust, claim, attachment, exception to or defect in title or other ownership interest (including reservations, rights of entry, possibilities of reverter, encroachments, easements, rights-of-way, restrictive covenants, leases and licenses) of any kind, which otherwise constitutes an interest in or claim against property, whether arising pursuant to any Legal Requirement or otherwise.

     "Line" means each transmission path provisioned consistent with the
      ----
requirements of this Agreement with a unique telephone number that supports voice grade Communications Services.

     "Local Loop" means the transmission path (wireline or wireless) from the
      ----------
customer's premises to the carrier's point of presence.

     "Marketing and Sales Representation Agreement" means the Marketing and
      --------------------------------------------
Sales Representation Agreement of even date herewith by and between AT&T and INSIGHT and the INSIGHT Affiliates.

     "Maximum Capacity" means, with respect to each CFT Network, sufficient
      ----------------
bandwidth to enable AT&T to provide Communications Services at the Designated Line Speed and meeting the Required Throughput Levels, for an average of two Lines per Residential Household Passed, based on an assumed penetration rate of *To be filed separately with the Commission* of the Residential Households Passed by the CFT Network.

     "MDU" means a commonly owned or managed residential building or buildings
      ---
consisting of four or more dwelling units, including apartment and condominium complexes.

     "Network Element Validation Guidelines" means the guidelines and inspection
      -------------------------------------
process set forth on Exhibit E to this Agreement.  The Network Element
                     ---------
Validation Guidelines may be amended from time to time by AT&T, consistent with good engineering practices then in effect, to reflect standards generally implemented with respect to the AT&T Cable Systems. Any such amendment shall take effect upon 90 days prior notice to INSIGHT, but only to the extent that it would not materially increase the cost to the INSIGHT Affiliates of complying with their obligations under this Agreement, unless otherwise agreed to by INSIGHT.

     "Network Powering Equipment" means the power generators and other equipment
      --------------------------
distributed through the HFC Network to provide both the Cable System elements and Communications Services Network elements, such as NIUs, with direct power.

     "NIU" means the network interface unit that provides necessary signal
      ---
processing for the provision of voice grade Communications Services using a circuit switched access technology, and that also serves as the demarcation between the HFC Network and the customer's premises wiring.

     "Person" means any individual, Governmental Authority, corporation, limited
      ------
liability company, general or limited partnership, joint venture, trust, association or unincorporated entity of any kind.

     "PUC" means a state public utility commission or public service commission.
      ---

     "Required Throughput Levels" means (a) an offered load averaging up to 7
      --------------------------
ccs per Line and (b) a Grade of Service of better than P.005 between the HDT and the NIU or BTI.

     "Residential Customer" means any resident of a SDU or MDU who purchases and
      --------------------
receives over a CFT Network Communications Services.

     "Residential Households Passed" means (a) any SDU that is capable of
      -----------------------------
receiving cable television service by using no more than 150 feet of drop cable from the HFC Network; and (b) each residential dwelling unit within an MDU (i) which is capable of receiving cable television service by using no more than 150 feet of drop cable from the HFC Network, (ii) to which INSIGHT has the right of access and the right to provide Communications Services to the occupants thereof (whether pursuant to Contract, Legal Requirement or otherwise), and (iii) which is not an Excluded MDU.

     "SDU" means any residential building consisting of three or fewer dwelling
      ---
units.

     "Telephony Equipment" means the HDTs, the Customer Premises Equipment and
      -------------------
all other equipment utilized by INSIGHT (whether leased or owned) to support AT&T's provision of Communications Services pursuant to this Agreement.

     "Upside Target Revenue" means *To be filed separately with the Commission*
      ---------------------
of the projected gross revenues from Residential Customers from the sale of Lines and Features in each calendar year (or portion thereof) during the term of this Agreement. The methodology for determining the Upside Target Revenue for each calendar year is set forth on Exhibit F.
                                   ---------

     1.2   List of Additional Definitions. The following is a list of
           ------------------------------
additional terms used in this Agreement and a reference to the Section in which such term is defined:

          Term                                     Section
          ----                                     -------
          Adverse Regulatory Action                 7.6
          Approved Vendors List                     3.2
          AT&T                                      Preamble
          AT&T Equipment Vendors                    3.2.1
          Authorizations                            2.6
          Base Rate of Return                       2.1.2
          Cable System(s)                           Recitals
          Capacity Forecasts                        2.1.2
          Carrier Authorizations                    4.1
          Catastrophic Failure                      8.2.2
          Certification Grace Period                8.1.1
          CFT Network Deadline                      8.1.1
          CFT Test Results                          2.3.2
          Claims                                    14.1
          Damages                                   14.1
          Designated Expense Items                  5.4.2
          Designated Market(s)                      Recitals
          Designated Services                       7.3.1
          Effective Date                            Preamble
          Expense Increase Notice                   5.4.2
          Force Majeure Event                       9.1
          Higher Speed Communications Services      2.1.3
          Inaccessible MDU                          3.1.3
          Independent Auditor                       5.7.1
          Initial Forecasted Capacity               2.1.1
          Initial Term                              11.1
          INSIGHT Marketing Forecasts               2.1.2
          Insight Midwest Partnership Agreement     11.2
          Installation and Maintenance Procedures   3.1.4
          Line Payment                              5.1
          Maximum Initial Capacity                  2.1.2
          MSO                                       5.5
          Notice                                    17.1
          Point of Interface                        3.3.1
          Program Managers                          7.1.1
          Proprietary Information                   15.1
          Readiness Notice                          2.3.1
          Related Parties                           14.1
          Revenue Sharing Payments                  5.2
          Revenue Shortfall Notice                  5.4.1

          RHP Shortfall                             8.1.1
          Rollout Schedule                          8.1.1
          Service Rights                            3.1.3
          Shortfall Measurement Date                8.1.1
          Specified Revenue                         5.2
          Split-up Termination                      11.2
          Telephony Interconnection Equipment       3.3

     1.3  Construction. Unless otherwise expressly provided in this Agreement,
     ---  ------------
(a) accounting terms used in this Agreement shall have the meaning ascribed to them under GAAP; (b) words used in this Agreement, regardless of the gender used, shall be deemed and construed to include any other gender, masculine, feminine, or neuter, as the context requires; (c) the word "including" is not limiting, and the word "or" is not exclusive; (d) the capitalized term "Section" refers to sections of this Agreement; (e) references to a particular Section include all subsections thereof, (f) references to a particular statute or regulation include all amendments thereto, rules and regulations thereunder and any successor statute, rule or regulation, or published clarifications or interpretations with respect thereto, in each case as from time to time in effect; (g) references to a Person include such Person's successors and assigns to the extent not prohibited by this Agreement; (h) references to a "day" or number of "days" (without the explicit qualification "Business") shall be interpreted as a reference to a calendar day or number of calendar days; (i) as the context requires, INSIGHT and the INSIGHT Affiliates collectively shall constitute a "party" to this Agreement, with AT&T constituting the other "party" to this Agreement; (j) "Liberty Media Group" shall mean Liberty Media Corporation, any of its direct or indirect current or future subsidiaries or Affiliates, any person in which it or they have or acquire any direct or indirect equity investment and any other Person directly or indirectly controlled by any of the foregoing; and (k) notwithstanding anything in this Agreement or in any other documents between or among AT&T and INSIGHT or the INSIGHT Affiliates pertaining to this transaction (A) no member of the Liberty Media Group shall be deemed to be controlled by (or an Affiliate of) AT&T, (B) no determination that is to be made with reference to AT&T or any of its Affiliates shall include any member of the Liberty Media Group, and (C) none of AT&T or any of its Affiliates or Liberty Media Group or any of its Affiliates shall be required to propose, negotiate, commit to or effect the sale, divestiture or disposition of, or any limitation or restriction with respect to, any property, business, assets, licenses, franchises or other rights of any member of the Liberty Media Group.

2.  Lease of Capacity; Upgrade, Certification and Maintenance.
--  ---------------------------------------------------------

     2.1  Lease of Capacity.  Subject to the terms, conditions and limitations
     ---  -----------------
the forth in this Agreement, each of the INSIGHT Affiliates hereby leases to AT&T for the term of this Agreement (as it may be extended or renewed), on each CFT Network owned by such INSIGHT Affiliate, as applicable, sufficient capacity to enable AT&T to provide Communications Services to Residential Customers, as contemplated by this Agreement, or as otherwise agreed to by the parties, up to the Maximum Capacity.

     2.1.1  Initial Capacity Requirement.  Notwithstanding Section 2.1, during
     -----  ----------------------------
the first and second Contract Years, the INSIGHT Affiliates shall provide to AT&T, on each CFT Network, sufficient capacity to enable AT&T to provide Communications Services at the Designated Line Speed and meeting the Required Throughput Levels for an average of two Lines per projected Residential Customer, based on an assumed penetration rate of *To be filed separately with the Commission* of the estimated Residential Households Passed by the CFT Network in the first Contract Year and *To be filed separately with the Commission* of the estimated Residential Households Passed by the CFT Network in the second Contract Year (the "Initial Forecasted Capacity"). The estimated
                               ---------------------------
number of Residential Households Passed by each CFT Network for the first and second Contract Years are set forth on Exhibit A to this Agreement.
                                       ---------

     2.1.2  Capacity Forecasts; Increases in Capacity.  INSIGHT shall provide
     -----  -----------------------------------------
quarterly marketing forecasts reflecting anticipated demand for each Designated Market over the ensuing two Contract Quarters (the "INSIGHT Marketing
                                                    -----------------
Forecasts"). Throughout the term of this Agreement, AT&T shall provide capacity forecasts to INSIGHT on a periodic basis regarding its anticipated capacity requirements with respect to each CFT Network (each, a "Capacity Forecast").
                                                        -----------------
AT&T shall develop such Capacity Forecasts in good faith and shall utilize the data provided in the INSIGHT Marketing Forecasts, as well as other relevant data and forecasting tools. The applicable INSIGHT Affiliate, at its sole cost and expense, shall use commercially reasonable efforts to allocate and/or expand the capacity of each such CFT Network consistent with each such Capacity Forecast within 90 days after receipt of notice from AT&T, but in no event more than 180 days after receipt of notice, subject to the following: (a) during the first and second Contract Years (and notwithstanding Section 2.1.1), the applicable INSIGHT Affiliate, at its sole cost and expense, shall allocate and/or expand the capacity of such CFT Network to meet such forecasted capacity requirements, up to a maximum capacity that permits the provision of Communications Services at the Designated Line Speed and meeting the Required Throughput Levels for an average of two Lines per projected Residential Customer, based on an assumed penetration rate of up to *To be filed separately with the Commission* of the estimated Residential Households Passed by such CFT Network (the "Maximum
                                                                  -------
Initial Capacity"); and (b) after the second Contract Year and during the
----------------
remainder of the term of this Agreement, the applicable INSIGHT Affiliate, at its sole cost and expense, shall allocate and/or expand the capacity of such CFT Network to meet the forecasted capacity requirements, up to the Maximum Capacity. *To be filed separately with the Commission*

     2.1.3  Increase in Designated Line Speed. If and when Communications
     -----  ---------------------------------
Services that do not differ materially from the voice, fax, dial-up modem and other Communications Services which Residential Customers will use pursuant to this Agreement as of the Commercial Launch Date (a) are commercially available over any ILEC or CLEC network in the Designated Markets at line speeds greater than 64 kbps but not exceeding 128 kbps, utilizing a single voice grade line available at standard residential rates ("Higher Speed Communications
                                               ---------------------------
Services"), and (b) such Higher Speed Communications Services can be provided
--------
within the same megahertz spectrum that is allocated to voice grade Lines under this Agreement, the Designated Line Speed shall be increased to permit such Higher Speed Communication Services to be provided over the CFT Networks. INSIGHT and the INSIGHT Affiliates shall not limit or otherwise restrict Residential Customers from using commercially available equipment to obtain and utilize such Higher Speed Communications Services over the CFT Networks. To the extent that AT&T desires to launch any Advanced Higher Speed Communications Services utilizing the CFT Networks, the parties shall negotiate in good faith with respect to the terms and conditions of offering such Advanced Higher Speed Communications Services.

     2.2  Upgrade; Transport and Switching.
     ---  --------------------------------

     2.2.1  Upgrade Obligations of INSIGHT.  Consistent with the schedule set
     -----  ------------------------------
forth in the Implementation Schedule and Specifications for the rollout of Communications Services, each of the INSIGHT Affiliates, at its sole cost and expense, shall upgrade its Cable Systems as necessary to pass the CFT Tests, to comply with the Network Element Validation Guidelines, and to comply with the INSIGHT DMOQs. INSIGHT shall give notice to AT&T when INSIGHT determines that an HDT Site is ready for inspection by AT&T to confirm compliance with the Network Element Validation Guidelines, and shall provide AT&T or its designees with access to such HDT Site during normal business hours and upon reasonable advance notice to INSIGHT.

     2.2.2  Transport and Switching Obligations of AT&T.   Consistent with the
     -----  -------------------------------------------
schedule set forth in the Implementation Schedule and Specifications for the rollout of Communications Services, AT&T shall, at its sole cost and expense, purchase, upgrade and install transport and switching facilities and take such other action as may be necessary in order to comply with the AT&T DMOQs.

     2.3  CFT Tests.
     ---  ---------

     2.3.1  Readiness Notice.  INSIGHT shall give written notice to AT&T's
     -----  ----------------
Program Manager at least 45 days in advance of the date on which INSIGHT reasonably believes that a Communications Services Network, or any discrete segment thereof, will be ready to be submitted to the CFT Tests. INSIGHT shall give a further written notice to AT&T's Program Manager (a "Readiness Notice")
                                                            ----------------
when INSIGHT determines that a Communications Services Network, or any discrete segment thereof, is actually ready to be submitted to the CFT Tests. Thereafter, upon at least two Business Days notice from AT&T to INSIGHT's Program Manager, the applicable INSIGHT Affiliate shall make the Communications Services Network (or segment thereof) available to AT&T or its designees for the performance of the CFT Tests. INSIGHT and the INSIGHT Affiliates shall comply with this Section 2.3.1 with respect to each discrete segment (i.e., node) of a Communications Services Network.

     2.3.2  Testing.  AT&T shall cause each CFT Test to be conducted  within
     -----  -------
15 days of receipt of the applicable Readiness Notice. INSIGHT and the INSIGHT Affiliates shall comply with all reasonable requests made by AT&T to enable AT&T or its designees to perform the CFT Tests, and INSIGHT may have representatives present at each CFT Test. Within 15 days following the completion of each CFT Test, AT&T shall deliver to INSIGHT's Program Manager a written report reflecting the results thereof ("CFT Test Results"). If the tested segment does
                                 ----------------
not pass all of the CFT Tests, then the applicable INSIGHT Affiliate, if the failure relates primarily to the Communications Services Network, shall use commercially reasonable efforts promptly to correct any deficiencies and to submit the segment to AT&T for additional CFT Tests, in each case consistent with the rollout schedule for such segment set forth in the Implementation Schedule and Specifications.

     2.3.3  Revised CFT Tests.  The parties acknowledge that the CFT Tests may
     -----  -----------------
be revised from time to time by AT&T to reflect the standards implemented generally with respect to the AT&T Cable Systems, as necessary to reflect any modification to the DMOQs pursuant to Section 2.5.2 and consistent with good engineering practices then in effect. Unless otherwise agreed to by INSIGHT, any such modifications shall be effective (a) upon 90 days prior written notice to INSIGHT, and (b) only to the extent that the modifications do not materially increase the cost to the INSIGHT Affiliates of upgrading or submitting for CFT Testing the Cable Systems pursuant to Section 2.2.1.

     2.4  Operational Systems Development and Testing.   INSIGHT, the INSIGHT
     ---  -------------------------------------------
Affiliates and AT&T shall work cooperatively in accordance with the Implementation Schedule and Specifications to complete their individual and collective work assignments in a timely manner in order that AT&T may provide Communications Services as contemplated by this Agreement in accordance with the rollout schedule set forth in the Implementation Schedule and Specifications.
In furtherance of the foregoing, AT&T, the INSIGHT Affiliates and INSIGHT shall develop, test and integrate all monitoring, provisioning, billing, accounting, financial and other systems described in the Implementation Schedule and Specifications in accordance with the timelines, procedures and specifications set forth in the Implementation Schedule and Specifications, the Marketing and Sales Representation Agreement and/or the Agreement for Billing and Collection Services.

     2.5  Quality of Service; Maintenance of the Cable Systems.
     ---  ----------------------------------------------------

     2.5.1  DMOQs.  During the term of this Agreement and for any transition
     -----  -----
period following the term of this Agreement (a) INSIGHT and the INSIGHT Affiliates shall cause all CFT Networks to comply with the INSIGHT DMOQs, whether through the regular maintenance of such CFT Networks or through installation, repair and restoration activities with respect to such CFT Networks, and (b) AT&T shall comply with the AT&T DMOQs. Compliance by INSIGHT and the INSIGHT Affiliates and by AT&T with their respective DMOQs shall be determined with respect to each Designated Market or CFT Network, as set forth in Exhibit C.
                                                                  ---------

     2.5.2  Modification of DMOQs.   AT&T shall modify the INSIGHT DMOQs from
     -----  ---------------------
time to time, consistent with good engineering practices then in effect, to reflect any more or less stringent standards implemented with respect to at least 80% of the AT&T Cable Systems; provided, however, that AT&T shall not modify any INSIGHT DMOQs to the extent that (a) AT&T reasonably believes in good faith that the majority of such AT&T Cable Systems employing any different standard are not materially comparable to the CFT Networks with regard to design, size, actual penetration levels, class of service offered, rates of Alternative Service Providers, or type of market served, or (b) such modification would materially increase the cost to INSIGHT or the INSIGHT Affiliates of complying with the INSIGHT DMOQs, unless otherwise agreed to by INSIGHT. Subject to the foregoing limitations, any modification of the INSIGHT DMOQs shall not take effect until 90 days after AT&T delivers notice of such changes to INSIGHT. During the term of this Agreement, AT&T shall promptly deliver notice to INSIGHT describing any direct measures of quality that become applicable to at least 80% of the AT&T Cable Systems that are more or less stringent than the INSIGHT or AT&T DMOQs. Notwithstanding the foregoing, the INSIGHT DMOQs shall in no event be more stringent than the direct measures of quality implemented with respect to any arrangement between AT&T and any other MSO for the provision of materially the same services as the Communications Services.

     2.5.3  Remediation; Failure to Meet DMOQs.
     -----  ----------------------------------
     (a) AT&T, INSIGHT and the INSIGHT Affiliates shall use commercially reasonable efforts to remediate promptly any failure to meet their respective DMOQs, including the preparation, delivery and implementation of action plans.

     (b) The remedies provided in Section 8.2 shall be the sole and exclusive remedies of the non-breaching party with respect to any failure of a party to comply with an applicable DMOQ pursuant to this Agreement.

     2.6  Compliance With Legal Requirements.   INSIGHT and the INSIGHT
     ---  ----------------------------------
Affiliates shall use commercially reasonable efforts to maintain in full force and effect each material Franchise and material Cable System Contract (all of which are hereinafter collectively called the "Authorizations"). INSIGHT shall
                                               --------------
provide immediate notice to AT&T if INSIGHT obtains knowledge of (a) any material claim of default or non-compliance by INSIGHT or any INSIGHT Affiliate with any Authorization, or (b) the commencement of any legal proceeding by any Governmental Authority with respect to any Authorization that if adversely determined would have a material adverse effect on an INSIGHT Affiliate and its ability to continue to lease capacity to AT&T, including any proceeding to revoke any Authorization. INSIGHT and the INSIGHT Affiliates shall operate the Cable Systems and CFT Networks in all material respects in accordance with the terms of the Authorizations and all other Legal Requirements.

3.    Provision of Service; Purchase and Installation of Equipment;
--    ------------------------------------------------------------
Collocation.
-----------

     3.1   Provision of Service; Purchase and Installation of Customer Premises
     ---   --------------------------------------------------------------------
Equipment.
---------

     3.1.1 Provision of Service.   During the term of this Agreement, each
     ----- --------------------
INSIGHT Affiliate shall have an obligation to extend and/or upgrade the HFC Network of each CFT Network as necessary in order to permit AT&T to provide Communications Services to, and the INSIGHT Affiliates to install Customer Premises Equipment at, each SDU in a Franchise Area which orders Communications Services from AT&T or from INSIGHT or an INSIGHT Affiliate, acting in its capacity as AT&T's marketing representative. Notwithstanding the foregoing, no INSIGHT Affiliate shall have an obligation pursuant to this Section 3.1.1 to extend and/or upgrade its HFC Network (a) beyond the build out requirements set forth in the applicable Franchise, or if the applicable Franchise is silent, below a density of 40 residential dwelling units per mile, or (b) in any Franchise Area, or portion thereof, where another Person has constructed and activated cable television facilities.

     3.1.2  Excluded MDUs.  The provisions of this Agreement shall not apply
     -----  -------------
to any Excluded MDU to which any INSIGHT Affiliate has the right of access or the right to provide Communications Services to the occupants thereof, unless AT&T and INSIGHT shall agree on the terms for providing service to such Excluded MDU, including the compensation that AT&T will pay to INSIGHT or the INSIGHT Affiliates for the installation services required for AT&T to provide Communications Services to such Excluded MDU. If, after good faith negotiations over a 60-day period, AT&T and INSIGHT are unable to agree upon such terms, then (notwithstanding Section 7.3) AT&T and INSIGHT and the INSIGHT Affiliates shall have the right to provide Communications Services to the residents of such Excluded MDU (in the case of AT&T, using an Alternative Service Provider) and without further obligation to the other.

     3.1.3  Inaccessible MDUs.   With respect to any MDU to which INSIGHT or an
     -----  -----------------
INSIGHT Affiliate does not have the right of access or the right to provide Communications Services to residents thereof (an "Inaccessible MDU"), AT&T may
                                                  ----------------
give notice to INSIGHT of its intention to permit AT&T to provide Communications Services to such Inaccessible MDU through use of its own facilities or the use of an Alternative Service Provider. INSIGHT shall have a period of 30 days from receipt of any such notice in which to notify AT&T of its intention to obtain the right of access and the right to provide Communications Services to such Inaccessible MDU ("Service Rights"), and upon receipt of such notification, AT&T
                   --------------
shall provide
reasonable assistance, at INSIGHT's request and expense, with respect to INSIGHT's efforts to obtain such right of access and the right to provide Communications Services. If INSIGHT or an INSIGHT Affiliate obtains such Service Rights within 180 days of receipt of AT&T's notice, and provides reasonable written evidence thereof to AT&T, then (a) with respect to an Excluded MDU, the provisions of Section 3.1.2 shall apply, and (b) with respect to a MDU which is not an Excluded MDU, the dwelling units of such MDU shall be Residential Households Passed and shall be subject to all applicable terms of this Agreement. If INSIGHT or an INSIGHT Affiliate does not obtain such Service Rights within such 180-day period, then (notwithstanding Section 7.3) AT&T and INSIGHT and the INSIGHT Affiliates may proceed to provide Communications Services to such Inaccessible MDU without further obligation to the other.

     3.1.4  Purchase and Installation of Telephony Equipment.   INSIGHT and the
     -----  ------------------------------------------------
INSIGHT Affiliates shall, at their sole cost and expense, purchase or lease and maintain all Telephony Equipment necessary to interconnect each CFT Network with AT&T's Point of Interface at the applicable HDT Site, including an adequate supply of Customer Premises Equipment as necessary to comply with the DMOQs relating to installation services and the general installation, maintenance and support procedures are set forth in Exhibit G to this Agreement (the
                                    ---------
"Installation and Maintenance Procedures").  INSIGHT, the INSIGHT Affiliates or
----------------------------------------
their respective subcontractors or agents, shall install and test all Telephony Equipment and shall provide maintenance and all other installation services, including the repair or replacement of defective Telephony Equipment and the systems testing for initiation of Communications Services in a good and workmanlike manner and otherwise in accordance with the applicable Installation and Maintenance Procedures.

     3.2  Equipment Specifications.  All Telephony Equipment to be purchased by
     ---  ------------------------
INSIGHT and the INSIGHT Affiliates shall be purchased from the list of approved vendors set forth on Exhibit H to this Agreement, which AT&T may revise and
                     ---------
update from time to time ("Approved Vendors List").  AT&T shall not remove
                           ---------------------
vendors from the Approved Vendors List without good cause and advance notice to INSIGHT of at least 60 days. INSIGHT and the INSIGHT Affiliates may request the right to purchase Telephony Equipment and services from vendors not on the Approved Vendors List by giving notice to AT&T. AT&T shall evaluate such request in good faith and shall approve the request if AT&T reasonably determines that use of such requested Telephony Equipment or vendor will support provision of Communications Services in accordance with the DMOQs.

     3.2.1  Purchase of Equipment from AT&T Vendors.  To the extent permitted
     -----  ---------------------------------------
under its equipment purchase agreements with third party vendors ("AT&T
                                                                   ----
Equipment Vendors"), AT&T shall permit INSIGHT and the INSIGHT Affiliates to
-----------------
purchase the Telephony Equipment from the AT&T Equipment Vendors on the same terms and conditions available to AT&T. If not so permitted AT&T shall use commercially reasonable efforts to obtain such permission from its vendors.

     3.2.2  Prices of Certain Equipment.  AT&T warrants that INSIGHT and the
     -----  ---------------------------
INSIGHT Affiliates will be able to purchase the Telephony Equipment listed on
Exhibit I to this Agreement from one or more vendors on the Approved Vendors
---------
List at an average price which is equal to or below the price reflected on
Exhibit I for the referenced period.  *To be filed separately with the
---------
Commission*

     3.3  Telephony Interconnection Equipment.  AT&T shall, at its sole cost and
     ---  -----------------------------------
expense, purchase or lease and maintain all equipment necessary to interconnect AT&T's transport facilities and switches with the Point of Interface for each HDT Site ("Telephony Interconnection Equipment").
           -----------------------------------

     3.3.1  Installation of HDTs.  Each INSIGHT Affiliate shall establish a
     -----  --------------------
point of interface to each HDT Site ("Point of Interface") and shall install
                                      ------------------
and house the HDTs at the HDT Site in proximity to the Point of Interface. INSIGHT represents and warrants that each HDT Site has (or will have in a timeframe that is consistent with the rollout schedules set forth in the Implementation Schedule and Specifications) sufficient physical space and the necessary operating environment to permit the installation and operation of the number of HDTs necessary for the Maximum Capacity of each CFT Network. To the extent the parties mutually agree to exceed the Maximum Capacity with respect to any CFT Network, the applicable INSIGHT Affiliate shall use commercially reasonable efforts to install and house such additional HDTs at the affected HDT Site within the timeframe agreed upon by the parties.

     3.3.2  HDT Capacity.   Based on the INSIGHT Marketing Forecasts, AT&T shall
     -----  ------------
notify INSIGHT to the extent that AT&T reasonably determines that the capacity of an HDT should be expanded through the installation of additional modem cards or by taking such other capacity management steps relating to the HDT, and the applicable INSIGHT Affiliate shall promptly install new modem cards and/or take such other capacity management steps as reasonably directed by AT&T. INSIGHT or the INSIGHT Affiliates shall purchase or lease and maintain any such additional modem cards.

     3.3.3  Collocation.   INSIGHT or the applicable INSIGHT Affiliate shall
     -----  -----------
collocate at each HDT Site all Telephony Interconnection Equipment that must reasonably be physically located at such HDT Site at no additional charge to AT&T. INSIGHT and the INSIGHT Affiliates shall provide AT&T with reasonable access to the Telephony Interconnection Equipment for installation and maintenance purposes.

4.  AT&T Obligations.
--  ----------------

     4.1  Certifications.  AT&T, or its designated Affiliates, shall use
     ---  --------------
commercially reasonable efforts to obtain and maintain in full force and effect all necessary licenses, authorizations, approvals, permits, tariffs (or in lieu thereof, appropriate agreements reflecting its commercial relationship with Residential Customers) and certifications from all Governmental Authorities necessary to operate as a CLEC in each Franchise

Area in which there is a CFT Network ("Carrier Authorizations"), including all
                                       ----------------------
necessary certificates of authority from the respective PUCs with jurisdiction over the Franchise Areas. AT&T shall obtain and maintain in full force and effect all licenses, authorizations, approvals, permits, tariffs (or in lieu thereof, appropriate agreements reflecting its commercial relationship with Residential Customers) and certifications from all Governmental Authorities necessary to operate as an interexchange service provider in each Franchise Area in which there is a CFT Network. AT&T shall be solely responsible for the payment of all regulatory fees and assessments imposed on AT&T and arising from its compliance with this Section 4.1, and shall not pass on to INSIGHT any such fee or assessment.

     4.2  Carrier Legal Requirements.  AT&T, or its designated Affiliates,
     ---  --------------------------
shall use commercially reasonable efforts to comply with all Legal Requirements for the offering of Communications Services to Residential Customers of CFT Networks and for operation as a Carrier in each Franchise Area in which there is a CFT Network, including obtaining and maintaining carrier certifications, filing and updating tariffs or customer contracts (where required) for all Communications Services offered, and complying with all PUC and FCC Legal Requirements (including offering a la carte local exchange service in compliance with equal access regulations).

     4.3  Interconnection Agreements.  AT&T, or its designated Affiliates, shall
     ---  --------------------------
use commercially reasonable efforts to enter into interconnection and related agreements with the ILECs and other CLECs servicing the Franchise Areas in which there is a CFT Network as necessary to enable, among other things, the completion of calls originating with Residential Customers and terminating at a point that requires transmission over the Local Loop of an ILEC or a third party CLEC (and the termination of calls originating on the networks of other LECs), consistent with signaling protocols, and addressing local phone number portability issues, emergency 911 service issues, and all other required services in accordance with applicable Legal Requirements. AT&T, or its designated Affiliates, shall use commercially reasonable efforts to manage all other aspects of its provision of Communications Services, including acquisition of sufficient numbering resources to permit timely service to Residential Customers and adequate inter-carrier arrangements for access to signaling and other industry or carrier-specific databases.

     4.4  Other Required Equipment and Services.  At no cost to INSIGHT, AT&T
     ---  -------------------------------------
shall provide or procure from a third party all equipment and services, other than those required to be provided by INSIGHT or the INSIGHT Affiliates under this Agreement, the Marketing and Sales Representation Agreement and the Agreement for Billing and Collection Services, in order to offer Communications Services to Residential Customers in the Franchise Areas, including switching or related IP functionality, backhaul facilities from the designated Point of Interface to AT&T's long distance network and facilities.

     4.5  No Promotion of Aggregation of Lines.   AT&T and its Affiliates shall
     ---  ------------------------------------
not actively promote, directly or indirectly, the aggregation of Lines by a Residential Customer to support applications at speeds greater than the Designated Line Speed.

5.  Compensation to INSIGHT.
--  -----------------------

     5.1  Monthly Payments.  In consideration for all capital and operating
     ---  ----------------
costs incurred by INSIGHT and the INSIGHT Affiliates pursuant to this Agreement, the maintenance services required to keep the CFT Networks in compliance with the DMOQs, and all other costs and expenses related to the construction, maintenance, repair and replacement of the CFT Networks, AT&T shall pay to INSIGHT an amount equal to *To be filed separately with the Commission* per month per Line (the "Line Payment") for each of the first four Lines provided to
                     ------------
a Residential Customer (with no payment pursuant to this Section 5.1 for any Line over four Lines provided to a Residential Customer).

     5.1.1  Payment Made Monthly.  AT&T shall pay the Line Payment to INSIGHT
     -----  --------------------
monthly in arrears within 30 days after receipt of an invoice from INSIGHT. INSIGHT shall calculate the Line Payment based on the number of Lines provided to Residential Customers during such month, which shall be determined by taking the average of the number of Lines provided to Residential Customers as of the first day and as of the last day of the month, but in no event counting any Line over the first four Lines provided to a Residential Customer. INSIGHT shall remit an invoice or invoices for the Line Payment to AT&T within 15 days of the end of each calendar month.

     5.2  Revenue Sharing Payments.  If in any calendar year the collected
     ---  ------------------------
revenue by AT&T (or by INSIGHT if AT&T sells or assigns to INSIGHT the accounts receivables resulting from AT&T's provision of the Communications Services) from the provision of Lines (including revenue from the fifth and additional Lines provided to any Residential Customer) and Features under this Agreement (the "Specified Revenue") exceeds the Upside Target for such calendar year (or if
------------------
less than a full calendar year, exceeds a prorated Upside Target), then AT&T shall pay to INSIGHT (the "Revenue Sharing Payment") *To be filed separately
                           -----------------------
with the Commission* of the amount by which the Specified Revenue exceeds such Upside Target. AT&T shall make the Revenue Sharing Payment, if any, to INSIGHT within 45 days of the end of each calendar year.

     5.3  Compensation for Installation Services.  Subject to Section 5.3.2,
     ---  --------------------------------------
AT&T shall pay to INSIGHT a one-time installation fee of *To be filed separately with the Commission* for each Residential Customer installation completed by INSIGHT or the INSIGHT Affiliates (or any subcontractor approved by AT&T and listed on the Approved Vendors List, which approval shall not be unreasonably withheld) at a particular location in accordance with the requirements of
Section 3.1.4, for the first four Lines provisioned to each such Residential Customer. Notwithstanding the foregoing, AT&T shall reimburse INSIGHT for
(a) the actual cost of a second NIU or

BTI installed for any Residential Customer who obtains more than four Lines, and
(b) the actual incremental labor costs to INSIGHT or the INSIGHT Affiliates in connection with a subsequent service call to a Residential Customer's premises for the purpose of deploying and installing a second NIU or BTI subsequent to the initial installation at the premises, but not to exceed an additional *To be filed separately with the Commission* in labor costs. INSIGHT shall invoice AT&T within 15 days of the end of every calendar month for installations completed during such month, and AT&T shall pay such invoice within 30 days of the receipt. Except as provided in this Section 5.3, AT&T shall have no payment obligation with respect to installation, maintenance or de-installation services provided to a Residential Customer after the initial installation for such Residential Customer.

     5.3.1  Inside Wiring Charges.  The payments to INSIGHT for installation
     -----  ---------------------
services pursuant to this Section 5.3 shall not include compensation to INSIGHT and the INSIGHT Affiliates for any required inside wiring, changes to inside wiring or other non-standard installation requirements for a Residential Customer's premises in order to enable such Residential Customer to receive Communications Services. AT&T shall not be responsible for any such inside wiring costs or any other costs incurred by INSIGHT or the INSIGHT Affiliates in connection with non-standard installations. AT&T shall either (a) invoice the Residential Customer for all costs related thereto, as determined by INSIGHT, which amount shall appear on the Residential Customer's monthly bill for Communication Services, and shall remit to INSIGHT any payment made by the Residential Customer with respect thereto within 30 days of the end of the calendar month in which such payment is received, or (b) include such costs in the electronic billing feed provided to INSIGHT with respect to any bundled billing to be performed by INSIGHT.

     5.3.2  Churn.  AT&T shall have no obligation to make any installation
     -----  -----
payment owed to INSIGHT pursuant to this Section 5.3 with respect to any resident of a dwelling unit of a SDU or MDU to the extent AT&T has paid an installation fee to INSIGHT with respect to such dwelling unit and such resident has requested the discontinuation of Communications Services provided hereunder during the previous six-month period.

    5.4  *To be filed separately with the Commission*
    ---

    5.5  Taxes and Fees.  INSIGHT or the applicable INSIGHT Affiliate shall
    ---  --------------
pay, on or prior to the date when due, (a) any sales tax, property tax, transfer tax, use tax, gross receipts tax, excise tax, business and occupation tax, or other similar federal, state and local tax or charge imposed by any Governmental Authority upon INSIGHT, the INSIGHT Affiliates or their respective facilities in connection with any payments made by AT&T to INSIGHT or the

INSIGHT Affiliates pursuant to this Agreement, as a result of their respective activities under this Agreement, or imposed upon or with respect to any Cable System infrastructure; (b) all Franchise fees imposed upon INSIGHT or the INSIGHT Affiliates by any franchising Governmental Authority as a result of this Agreement or any revenues generated from the provision of Communications Services or other services provided under this Agreement; (c) all pole and conduit fees ("Pole Fees"); (d) all other right-of-way or easement fees paid to any Person; and (e) all revenue share and similar payments to MDU owners and managers, in each case attributable to or resulting from the provision of Communications Services pursuant to this Agreement. INSIGHT and the INSIGHT Affiliates may, to the extent permitted under applicable Legal Requirements, pass through any such taxes, fees or charges to Residential Customers. Notwithstanding the foregoing, AT&T shall reimburse INSIGHT and the INSIGHT Affiliates for the amount, if any, of Pole Fees imposed upon INSIGHT or the INSIGHT Affiliates to the extent (i) such Pole Fees are directly attributable to the provision of Communications Services pursuant to this Agreement, (ii) INSIGHT or the INSIGHT Affiliate would not be assessed such incremental Pole Fees related to its provision of high speed data services or any other services other than its provision of Communications Services pursuant to this Agreement, and (iii) INSIGHT and the INSIGHT Affiliates cannot pursuant to applicable Legal Requirements pass such Pole Fees through to Residential Customers. AT&T shall reimburse INSIGHT and the INSIGHT Affiliates for other right-of-way or easement fees attributable to the provision of Communications Services only to the extent AT&T has agreed in advance to do so. INSIGHT acknowledges that AT&T believes that applicable Legal Requirements preclude any state or local Governmental Authority from assessing or collecting a Franchise fee or similar tax or fee (a "Local Franchise Fee", which shall not include any lawful business or
 -------------------
occupations tax authorized by the applicable state Governmental Authority), with respect to the provision of Communications Services over a Cable System.
INSIGHT and the INSIGHT Affiliates shall not agree or accede to the imposition of any Local Franchise Fee relating to AT&T's or INSIGHT's or the INSIGHT Affiliates' activities under this Agreement, or pay any such Local Franchise Fee, without first notifying and consulting with AT&T. AT&T shall pay, on or prior to the date when due, any taxes or fees imposed upon AT&T by any Governmental Authority, and shall reimburse INSIGHT for any taxes or fees imposed upon INSIGHT or the INSIGHT Affiliates by a state Governmental Authority in its capacity as the regulatory body for telephone services, but only to the extent that (x) such taxes or fees are directly attributable to the provision of Communications Services pursuant to this Agreement, (y) INSIGHT or the INSIGHT Affiliate would not be assessed such taxes or fees related to its provision of high speed data services or any other services other than its provision of Communications Services pursuant to this Agreement, and (z) INSIGHT and the INSIGHT Affiliates cannot pursuant to applicable Legal Requirements pass such taxes or fees through to Residential Customers.

     5.6  *To be filed separately with the Commission*
     ---

     5.7  General Payment Provisions.
     ---  --------------------------

          5.7.1  Payment in Immediately Available Funds.  All amounts payable
          -----  --------------------------------------
by a party to the other party under this Agreement shall be paid in immediately available funds by wire transfer to an account designated by such other party in writing from time to time.

          5.7.2  Interest.  All amounts due from either party to the other
          -----  --------
party under this Agreement that are not paid when due shall bear interest, payable on demand, from and including the date such amounts are due up to but excluding the date of payment at an interest rate equal to the lesser of 1.0% per month or the maximum lawful rate permitted by applicable Legal Requirement.

          5.7.3  Estimates and True-ups.   The parties acknowledge that certain
          -----  ----------------------
of the calculations and payments to be made pursuant to this Agreement may be based on estimated financial and other data. The parties shall make any such estimates in good faith and shall expeditiously determine the actual amounts owed, and pay all amounts owing, under this Agreement as soon as reasonably possible after the date of the estimated payment. Any payment disputes shall be determined by an Independent Auditor in accordance with the procedures set forth in Section 5.8.

     5.8  Audit Rights.  Upon not less than five Business Days' prior written
     ---  ------------
notice, each party shall have the right to examine, at its sole cost and expense and during normal business hours, the books and records of the other party that are reasonably necessary to verify such party's compliance with its obligations under this Agreement. In no event may a party exercise its rights pursuant to this Section 5.8 more often than once in any calendar year, or examine the books and records of the other party relating to any period more than once. Furthermore, the parties agree that any examination of the books and records of the other party pursuant to this Section 5.8 shall be limited to the current and immediately preceding calendar years.

          5.8.1  Audit Procedure.  If any discrepancy is found during an
          -----  ---------------
examination made pursuant to Section 5.8 that leads the party conducting such examination to believe in good faith that the amount owed by the other party is greater or lesser than the amount that was paid by such party, then the parties shall act in good faith to attempt to resolve the payment dispute within 45 days (or such longer period as may be agreed upon) of completion of such examination. If the payment dispute is not resolved within such time period, the matter shall be escalated to and considered by a team from each party consisting of an executive-level manager for each party who has the authority to settle the dispute but who has not been involved in the day-to-day management of this Agreement. If such dispute has not been settled by the parties within an additional 30 days (or such longer period as may be agreed upon), the payment dispute shall be finally settled by an audit conducted by a nationally recognized firm of certified public accountants ("Independent Auditor") that is
                                                  -------------------
mutually agreed upon by the parties hereto. All adjustments, if any, due as a result of the audit by an Independent Auditor shall be paid by the party owing such amount within 30 days of the conclusion of such audit. If the party who is the subject of the audit is determined to owe an additional amount, the fees and expenses incurred by the party who conducted the examination pursuant to Section
5.8 and the fees of any Independent

Auditor shall be borne by such party, except where the adjustment is less than 5% of the total payment amount owed (including the additional amount paid based on the results of such audit), in which case the fees and expenses (including the fees of any Independent Auditor) shall be borne by the party conducting the examination.

          5.8.2  Information Disclosed During Audit.  Any books and records of
          -----  ----------------------------------
a party that are examined by the other party pursuant to Section 5.8 shall constitute Proprietary Information under this Agreement, notwithstanding the lack of restrictive notices or other express communications to the effect that the information in such books or records is proprietary. Any Independent Auditors engaged pursuant to Subsection 5.8.1 shall be required to execute a confidentiality agreement prior to the commencement of any audit, which agreement shall contain confidentiality provisions at least as protective as those in this Agreement.

6.  Representations and Warranties.
--  ------------------------------

     6.1  Representations and Warranties of INSIGHT.  INSIGHT represents and
     ---  -----------------------------------------
warrants to AT&T as follows:

          6.1.1  Organization and Qualification of INSIGHT and INSIGHT
          -----  -----------------------------------------------------
Affiliates. INSIGHT and each INSIGHT Affiliate is duly organized, validly exist
----------
ing, and in good standing under the laws of the state of its organization, and has all requisite power and authority to own and operate the Cable Systems that it owns and operates. INSIGHT and each INSIGHT Affiliate is duly qualified to do business as a foreign corporation, limited liability company or limited partnership and is in good standing in all jurisdictions in which the ownership of its Cable Systems or the nature of its activities in connection with such Cable Systems makes such qualification necessary.

          6.1.2  Authority.  INSIGHT and each INSIGHT Affiliate has all
          -----  ---------
requisite power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of INSIGHT and each INSIGHT Affiliate have been duly and validly authorized by all necessary action on the part of INSIGHT and each INSIGHT Affiliate. This Agreement has been duly and validly executed and delivered by INSIGHT, and is the valid and binding obligation of INSIGHT and each INSIGHT Affiliate, enforceable against INSIGHT and each INSIGHT Affiliate in accordance with its terms.

          6.1.3  No Conflict; Consents.  The execution, delivery, and
          -----  ---------------------
performance by INSIGHT and each INSIGHT Affiliate of this Agreement and the transactions contemplated hereby do not and will not: (a) conflict with or violate any provision of the organization and governing documents of such entity; (b) violate any provision of any Legal Requirements applicable to it;
(c) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate, or permit the acceleration of the performance required by, any Contract or Lien to which INSIGHT or any INSIGHT Affiliate is a party or by which INSIGHT or any INSIGHT Affiliate or the assets or properties owned or leased by any of them are bound or affected; (d) result in the creation or imposition of any Lien against or upon any of the Cable Systems; or (e) to the knowledge of INSIGHT, require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person.

          6.1.4  Cable System Assets; Title.  With respect to each Cable System,
          -----  ---------------------------
the INSIGHT Affiliate which owns such Cable System has good and valid title to (or, if leased, valid leasehold interests in) all of the assets and properties, real and personal, tangible and intangible, used by or useful to it in its operation of, or otherwise relating to, the Cable System, free and clear of all Liens, except ad valorem taxes not yet due and payable.

          6.1.5  Compliance with Legal Requirements.  INSIGHT and each INSIGHT
          -----  ----------------------------------
Affiliate is in compliance in all material respects with all Legal Requirements applicable to the Cable Systems and their operation, including the rules and regulations of the FCC.

          6.1.6  Non-Infringement.  To the knowledge of INSIGHT, and except as
          -----  ----------------
set forth on Schedule 6.1.6 to this Agreement, the operation of the Cable
             --------------
Systems as currently conducted does not infringe upon, or otherwise violate, the rights of any person or entity in any copyright, trade name, trademark right, service mark, service name, trade name, patent, patent right, license, trade secret or franchise, and there is not pending or, to INSIGHT's knowledge, threatened any action with respect to any such infringement or breach.

          6.1.7  Authorizations.  INSIGHT has made available (or shall make
          -----  --------------
available to AT&T upon request) to AT&T true and correct copies of each Franchise and MDU service or access agreement relating to the Cable Systems. Each of the Authorizations is valid, in full force and effect, and enforceable in all material respects in accordance with its terms against the parties thereto, and INSIGHT has fulfilled when due, or has taken all action necessary to enable it to fulfill when due, all of its material obligations thereunder. There has not occurred any material default (without regard to lapse of time, the giving of notice, the election of any Person other than INSIGHT or any INSIGHT Affiliate, or any combination thereof) by INSIGHT or any INSIGHT Affiliate under any of the Authorizations, and neither INSIGHT nor any INSIGHT Affiliate is in arrears in the performance or satisfaction of its obligations under any of the Authorizations, and no waiver or indulgence has been granted by any of the parties thereto, in each case which would have a material adverse effect on any CFT Network. With respect to each Franchise, neither INSIGHT nor any INSIGHT Affiliate has knowledge of any fact, circumstance or event that could lead to the non-renewal of such Franchise upon the expiration of its current term. With respect to each Franchise that expires within 30 months of the Effective Date, the INSIGHT franchisee has timely filed a request for renewal under Section 626 of Title VI of the Communications Act of 1934 with the proper Governmental Authority.

          6.1.8  Litigation.  There are no pending legal or governmental
          -----  ----------
actions, suits, proceedings or investigations to which INSIGHT or any INSIGHT Affiliate is a party or to which any property of INSIGHT or an INSIGHT Affiliate is subject that could have a material adverse effect on the ability of INSIGHT or any INSIGHT Affiliate to perform its obligations under this Agreement and, to the best of INSIGHT's knowledge, no such actions or proceedings are threatened or contemplated by any Governmental Authority or any other Person. There are no outstanding judgments, injunctions, orders, writs or decrees of any arbitrator, court or Governmental Authority binding on INSIGHT or any INSIGHT Affiliate or their respective assets or properties that could have a material adverse effect on the ability of INSIGHT or any INSIGHT Affiliate to perform its obligations under this Agreement.

     6.2  AT&T's Representations and Warranties.  AT&T represents and warrants
     ---  -------------------------------------
 to INSIGHT as follows:

          6.2.1  Organization and Qualification of AT&T.  AT&T is a limited
          -----  --------------------------------------
liability company, duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has all requisite power and authority to own and lease the properties and assets to be provided by AT&T hereunder in connection with the Communications Services and to conduct its activities related to provision of the Communications Services. AT&T is duly qualified to do business and is in good standing in all jurisdictions in which ownership of its properties and the nature of its activities related to provision of the Communications Services makes such qualification necessary.

          6.2.2  Authority.  AT&T has all requisite power and authority to
          -----  ---------
execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby on the part of AT&T have been duly and validly authorized by all necessary action on the part of AT&T. This Agreement has been duly and validly executed and delivered by AT&T, and is the valid and binding obligation of AT&T, enforceable against AT&T in accordance with its terms.

          6.2.3  No Conflict; Consents.  The execution, delivery, and
          -----  ---------------------
performance by AT&T of this Agreement and the transactions contemplated hereby do not and will not: (a) conflict with or violate any provision of the limited liability company agreement or other charter documents of AT&T; (b) violate any provision of any Legal Requirements applicable to AT&T; (c) conflict with, violate, result in a breach of, constitute a default under (without regard to requirements of notice, lapse of time, or elections of other Persons, or any combination thereof), accelerate, or permit the acceleration of the performance required by, any Contract to which AT&T is a party or by which AT&T or the assets or properties owned or leased by AT&T are bound or affected; or (d) require any consent, approval or authorization of, or filing of any certificate, notice, application, report, or other document with, any Governmental Authority or other Person other than the certification of AT&T as a CLEC by the respective PUCs or other Governmental Authorities having jurisdiction over offering Communications Services in the Designated Markets.

          6.2.4  Litigation.  There are no pending legal or governmental
          -----  ----------
actions, suits proceedings or investigations to which AT&T is a party or to which any property of AT&T is subject that could have a material adverse effect on the financial condition of AT&T or the ability of AT&T to perform its obligations under this Agreement and, to the best of AT&T's knowledge, no such actions or proceedings are threatened or contemplated by any Governmental Authority or any other Person. There are no outstanding judgments, injunctions, orders, writs or decrees of any arbitrator, court or Governmental Authority binding on AT&T or its assets or properties that could have a material adverse effect on the financial condition of AT&T or the ability of AT&T to perform its obligations under this Agreement.

          6.2.5  AT&T Cable Systems.  As of the Effective Date, the CFT Tests,
          -----  ------------------
DMOQs, Network Element Validation Guidelines and Upgrade Testing Procedures are no more stringent than those generally implemented by AT&T with respect to the AT&T Cable Systems.

7.  Additional Covenants.
--  --------------------

     7.1  Program Managers; Technical Cooperation.
     ---  ---------------------------------------

          7.1.1  Program Managers.   INSIGHT and the INSIGHT Affiliates shall
          -----  ----------------
collectively appoint, and AT&T shall appoint, a full-time program manager
(each, a "Program Manager") to manage the implementation of the transactions
          ---------------
contemplated by this Agreement and to act as the primary point of contact between the parties on all operational issues, including the development of business and as set forth in the Implementation Schedule and Specifications.
The initial Program Managers are specified on Exhibit J to this Agreement.
                                              ---------
Except to the extent otherwise notified, each Program Manager shall be authorized to act on behalf of the party that appointed the Program Manager in all matters pertaining to this Agreement. The Program Managers shall meet frequently (including by teleconference), but not less than weekly, to review the status of the Implementation Schedule and Specifications, compliance by INSIGHT and the INSIGHT Affiliates with the INSIGHT DMOQs and compliance by AT&T with the AT&T DMOQs, and other pertinent information regarding performance by the parties of their respective obligations hereunder. Either party may name a replacement Program Manager by notifying the other of such replacement.

          7.1.2  Technical Cooperation.  INSIGHT, the INSIGHT Affiliates and
          -----  ---------------------
AT&T shall consult and cooperate with each other with regard to all technical matters relating to network architecture, interconnection and related matters. INSIGHT and AT&T shall each designate a technical engineering representative to be the primary point of contact under this Agreement with regard to all technical matters.

     7.2  Trade Names and Trademarks  Except as set forth in the Marketing and
     ---  --------------------------
Sales Representation Agreement, neither party shall (a) use the trade names or trademarks of the other party, (b) represent in any manner that it has any rights in or to any of the other party's trade names or trademarks, (c) register or attempt to register any trade names or trademarks of the other party, or (d) do or cause to be done any act or thing impairing the distinctiveness of the trade names or trademarks of the other party.

     7.3  *To be filed separately with the Commission*
     ---

     7.4  Procedures for Pursuing High Speed Communications Services.
     ---  ----------------------------------------------------------

          7.4.1  Procedures to Amend Agreement.  At any time during the term of
          -----  -----------------------------
this Agreement, AT&T may propose to provide a High Speed Communications Service in a Designated Market by providing to INSIGHT a detailed business proposal (which shall include a competitive impact analysis) for such proposed High Speed Communications Service. Within 30 days of the receipt of any such proposal, AT&T and INSIGHT shall enter into good faith negotiations to extend the provisions of this Agreement to the proposed High Speed Communications Service, including any terms necessary to minimize the technical and economic impact of the deployment of such High Speed Communications Service on INSIGHT, the INSIGHT Affiliates and the Core Cable Services. The parties shall enter into an amendment to this Agreement setting forth the terms and conditions applicable to any deployment of the proposed High Speed Communications Service in accordance with this Section 7.4.1.

          7.4.2  Failure to Reach Agreement.  If AT&T and INSIGHT are unable to
          -----  --------------------------
reach agreement on the terms of providing any proposed High Speed Communications Service within 180 days of delivery of AT&T's proposal with respect thereto, then AT&T shall be entitled to pursue the High Speed Communications Service within the Designated Market with any Alternative Service Providers; provided that the terms and conditions offered to such Alternative Service Providers with respect to such opportunity shall not, in any event, be more favorable, taken as a whole, to the Alternative Service Providers than the terms and conditions with respect to such opportunity offered to INSIGHT and the INSIGHT Affiliates; and provided, further, that in no event shall AT&T deploy any proposed High Speed Communications Service during the term of this Agreement in a manner that has a negative financial impact on INSIGHT, the INSIGHT Affiliates or the Core Cable Services.

     7.5  Extension of Agreement to non-Residential Customers.   Upon the
     ---  ---------------------------------------------------
request of either party, INSIGHT and AT&T shall enter into good faith negotiations to extend the provisions of this Agreement to any potential customers in the Franchise Areas who do not reside in a SDU or MDU, upon mutually agreeable terms and conditions. Upon reaching agreement, if any, with respect to the provision of Communications Services to any such customers, the parties shall enter into an amendment to this Agreement setting forth the terms and conditions applicable thereto.

     7.6  Certain Regulatory Matters.   AT&T and INSIGHT shall provide written
     ---   -------------------------
notice promptly to the other upon obtaining knowledge of any proceedings or actions by any Governmental Authority to adopt any regulatory ordinance, or amend the terms of any Franchise, in order to attempt to regulate the provision of Communications Services utilizing the Cable Systems in the Franchise Areas (an "Adverse Regulatory Action"). INSIGHT shall consult in good faith with AT&T
     --------------------------
with respect to the proposed adoption and/or implementation of any Adverse Regulatory Action.

8.  Remedies for Certain Defaults.
--  -----------------------------

     8.1  Late Certification.
     ---  ------------------

          8.1.1  INSIGHT Default.
          -----  ---------------
     (A)  Liquidated Damages.  Because of the importance of the Cable Systems
     ---  ------------------
qualifying as CFT Networks in order to meet the rollout schedule set forth in the Implementation Schedule and Specifications (the "Rollout Schedule"), if the
                                                     ----------------
aggregate number of Residential Households Passed by CFT Networks as of the last day of a Contract Quarter (the "Shortfall Measurement Date") is less than the
                                --------------------------
aggregate number of Residential Households Passed set forth in the Rollout Schedule for the preceding Contract Quarter (the "RHP Shortfall"), and such RHP
                                                  -------------
Shortfall is primarily attributable to INSIGHT's or the INSIGHT Affiliates' breach of any material obligation under this Agreement, which breach is not attributable to a Force Majeure Event, and AT&T shall not then be in breach of any material obligation under this Agreement, then INSIGHT and the INSIGHT Affiliates shall pay to AT&T, within 30 days following such Shortfall Measurement Date, as liquidated damages, an amount equal to *To be filed separately with the Commission* multiplied by the RHP Shortfall. By way of example only, and assuming that the RHP Shortfalls cited in this example are primarily attributable to INSIGHT's and the INSIGHT Affiliates' breach of a material obligation under this Agreement, if the Rollout Schedule reflects 100,000 Residential Households Passed in the first Contract Quarter, and the actual number of Residential Households Passed by CFT Networks on the last day of the second Contract Quarter is zero, then the RHP Shortfall for such Contract Quarter is 100,000, and INSIGHT and the INSIGHT Affiliates shall pay to AT&T, within 30 days of the last day of such second Contract Quarter, the amount of *To be filed separately with the Commission*

     (B)  Termination Right with Respect a Designated Market.  If, with respect
     ---  --------------------------------------------------
to any Designated Market, the RHP Shortfall for each of two consecutive Shortfall Measurement Dates is greater than *To be filed separately with the Commission* of the number of Residential Households Passed set forth in the Rollout Schedule for such Designated Market for the Contract Quarter preceding such Shortfall

Measurement Dates, and such failure is primarily attributable to INSIGHT's or the INSIGHT Affiliates' breach of any material obligation under this Agreement, which breach is not attributable to a Force Majeure Event, and AT&T shall not then be in breach of any material obligation under this Agreement, then AT&T may, upon written notice given to INSIGHT at any time during the 30 days following such second Shortfall Measurement Date, (i) terminate this Agreement with respect to the entire Designated Market, or (ii) terminate this Agreement with respect to such portions of the Designated Market that are not, as of the date of termination, passed by CFT Networks. If AT&T elects either remedy, then INSIGHT and the INSIGHT Affiliates shall reimburse AT&T for all direct costs incurred by AT&T in connection with the performance of its obligations under this Agreement with respect to the Designated Market, or portion thereof, as to which this Agreement is terminated.


     (C)  Termination of Agreement. If, with respect to two or more Designated
     ---  ------------------------
Markets, the aggregate RHP Shortfall for each of two consecutive Shortfall Measurement Dates is greater than *To be filed separately with the Commission* of the number of Residential Households Passed set forth in the Rollout Schedule for such Designated Markets for the Contract Quarter preceding such Shortfall Measurement Dates, and such failure is primarily attributable to INSIGHT's or the INSIGHT Affiliates' breach of any material obligation under this Agreement, which breach is not attributable to a Force Majeure Event, and AT&T shall not then be in breach of any material obligation under this Agreement, then AT&T may, upon written notice given to INSIGHT at any time during the 30 days following such second Shortfall Measurement Date, terminate this Agreement in its entirety, and INSIGHT and the INSIGHT Affiliates shall reimburse AT&T for all direct costs incurred by AT&T in connection with the performance of its obligations under this Agreement.

          8.1.2  AT&T Default.
          -----  ------------

     (A)  Liquidated Damages.  Because of the importance of the Cable Systems
     ---  ------------------
becoming Communications Systems Networks and qualifying as CFT Networks in order to meet the Rollout Schedule, if there is an RHP Shortfall as of the last day of a Shortfall Measurement Date, and such RHP Shortfall is primarily attributable to AT&T's breach of any material obligation under this Agreement, which breach is not attributable to a Force Majeure Event, and INSIGHT and the INSIGHT Affiliates shall not then be in breach of any material obligation under this Agreement, then AT&T shall pay to INSIGHT, within 30 days following such Shortfall Measurement Date, as liquidated damages, an amount equal to *To be filed separately with the Commission* multiplied by the RHP Shortfall.

     (B)  Termination Right with Respect a Designated Market.  If, with respect
     ---  --------------------------------------------------
to any Designated Market, the RHP Shortfall for each of two consecutive Shortfall Measurement Dates is greater than *To be filed separately with the Commission* of the number of Residential Households Passed set forth in the Rollout Schedule for such Designated Market for the Contract Quarter preceding such Shortfall

Measurement Dates, and such failure is primarily attributable to AT&T's breach of any material obligation under this Agreement, which breach is not attributable to a Force Majeure Event, and INSIGHT and the INSIGHT Affiliates shall not then be in breach of any material obligation under this Agreement, then INSIGHT may, upon written notice given to AT&T at any time during the 30 days following such second Shortfall Measurement Date, (i) terminate this Agreement with respect to the entire Designated Market, or (ii) terminate this Agreement with respect to such portions of the Designated Market that are not, as of the date of termination, passed by CFT Networks. If INSIGHT elects either remedy, then AT&T shall reimburse INSIGHT for all direct costs incurred by INSIGHT and the INSIGHT Affiliates in connection with the performance of its obligations under this Agreement with respect to the Designated Market, or portion thereof, as to which this Agreement is terminated.

     (C)  Termination of Agreement. If, with respect to two or more Designated
     ---  ------------------------
Markets, the aggregate RHP Shortfall for each of two consecutive Shortfall Measurement Dates is greater than *To be filed separately with the Commission* of the number of Residential Households Passed set forth in the Rollout Schedule for such Designated Markets for the Contract Quarter preceding such Shortfall Measurement Dates, and such failure is primarily attributable to the breach of AT&T of any material obligation under this Agreement, which breach is not attributable to a Force Majeure Event, and INSIGHT and the INSIGHT Affiliates shall not then be in breach of any material obligation under this Agreement, then INSIGHT may, upon written notice given to AT&T at any time during the 30 days following such second Shortfall Measurement Date, terminate this Agreement in its entirety, and AT&T shall reimburse INSIGHT and the INSIGHT Affiliates for all direct costs incurred by INSIGHT and the INSIGHT Affiliates in connection with the performance of their respective obligations under this Agreement.

          8.1.3  Uncertainty of Amount and Reasonable Estimation of Damages.
          -----  ----------------------------------------------------------
The parties acknowledge that it is impractical and extremely difficult to determine the actual damages or lost revenues that may be suffered by a party because of the delay in the Cable Systems becoming Communications Services Networks and qualifying as CFT Networks. Accordingly, the amounts payable as "liquidated damages" under Section 8.1.1 and 8.1.2 of this Agreement are (a) liquidated damages, and not a penalty, (b) reasonable and not disproportionate to the presumed damages to AT&T and INSIGHT, as the case may be, from a failure by the other party to comply with the applicable provisions of this Agreement, and (c) if elected, shall be the exclusive remedy of the non-breaching party for such breach. The party at fault shall make all payments of liquidated damages due under this Section 8.1 within 30 days after receipt of notice from the other party requesting payment.

     8.2  Failure to Meet DMOQs.
     ---  ---------------------

          8.2.1  Isolated Failures.  The remedies of a party for the failure by
          -----  -----------------
the other party to comply with its respective DMOQs shall be as set forth on Exhibit C or, if
---------
no remedy is specified with respect to a DMOQ, as follows: for any failure by AT&T, INSIGHT or the INSIGHT Affiliates to meet a DMOQ with respect to a CFT Network, the failing party shall reimburse the other party for all direct losses incurred by the other in connection with such failure (e.g., the amount of any credits granted to Residential Customers).

          8.2.2  Catastrophic Failure.  If a party fails to meet the DMOQs
          -----  --------------------
relating to Network Availability or Grade of Service with respect to a Designated Market or HDT Site, as applicable, for two consecutive Contract Quarters, the other party may give written notice within 15 days after such second Contract Quarter of its intention to terminate this Agreement with respect to such Designated Market (in the case of the Network Availability DMOQ) or HDT Site (in the case of the Grade of Service DMOQ) if such DMOQ is not met for the third consecutive Contract Quarter (a "Catastrophic Failure"). Upon the
                                               --------------------
occurrence of a Catastrophic Failure by a party, the other party may, but shall not be obligated to, terminate this Agreement with respect to the applicable Designated Market or HDT Site upon 90 days' advance written notice, given any time during the Contract Quarter following the Catastrophic Failure.

          8.2.3  Grace Period.  The provisions of Sections 8.2.1 and 8.2.2
          -----  ------------
shall not apply, with respect to any Designated Market or HDT Site within a Designated Market, for a period of 180 days following the date on which Communications Services are first provided to a paying Residential Customer in such Designated Market.

9.  Force Majeure.
--  -------------

     9.1  Performance Excused.  If the performance of this Agreement is delayed
     ---  -------------------
or prevented by reason of acts of God or of the public enemy; earthquakes; fires; floods or other catastrophes; epidemics or quarantines; freight embargoes; war; civil strife; insurrection; riot; materials shortages; labor stoppages; or any Adverse Regulatory Action (other than the assessment of taxes or fees on the revenues generated or paid pursuant to this Agreement) that materially impacts or delays INSIGHT's or AT&T's ability to perform its obligations under this Agreement (each, a "Force Majeure Event"), then the party
                                           -------------------
whose performance is delayed or prevented shall promptly notify the other party of the event and shall be excused from performance to the extent delayed or prevented (and the other party shall be excused from any corresponding performance for the same period); provided, however, that the party whose performance is delayed or prevented shall take reasonable steps to avoid or remove such causes of nonperformance and shall continue to perform whenever and to the extent reasonably possible, and provided further that any time for performance set forth in this Agreement shall be extended for a period equal to the period of such delay.

     9.2  Termination Right.  If it appears that a time for delivery or
     ---  -----------------
performance scheduled pursuant to this Agreement will be extended for more than three months on account of a Force Majeure Event with respect to a party, the other party shall have the right to terminate this Agreement upon written notice to the party affected by the Force Majeure Event.

10.  Common Carrier Proceedings.
---  --------------------------

     10.1  Imposition of Common Carrier Obligations.  If (a) any Legal
     ----  ----------------------------------------
Requirement imposes, or any Governmental Authority or third party institutes proceedings to impose, public utility or common carrier status on INSIGHT or an INSIGHT Affiliate as a result of INSIGHT's, the INSIGHT Affiliates' or AT&T's performance of this Agreement, or (b) any action is brought by any Person challenging the continued validity or seeking to adversely modify, suspend or revoke INSIGHT's or an INSIGHT Affiliates' operating authority for its services or Cable Systems as a result of its or AT&T's performance of this Agreement, then INSIGHT shall give AT&T written notice promptly upon learning of such proceedings or actions and shall use commercially reasonable efforts to defend against and contest such proceedings or action. In recognition of AT&T's interests and experience in addressing such issues as a result of its telecommunications and other businesses, INSIGHT shall consult in good faith with AT&T with respect to the foregoing and shall permit AT&T, at its sole cost and expense, to participate in any proceedings; AT&T agrees, however, that any determination INSIGHT makes with respect to handling these proceedings is solely within INSIGHT's discretion.

     10.2  Termination Option.  If, notwithstanding INSIGHT's commercially
     ----  ------------------
reasonable efforts, INSIGHT reasonably determines that such proceedings or actions are likely to result in a material adverse effect on the business or financial condition of INSIGHT or the INSIGHT Affiliates, then INSIGHT may, without further liability to AT&T, terminate this Agreement solely with respect to the particular CFT Network affected by such proceedings or actions, such termination to be effective on 180 days' written notice; provided, however, that INSIGHT shall not terminate this Agreement with respect to the Cable System (or portion thereof) unless (a) such termination (together with other actions to be taken by INSIGHT) is reasonably necessary to fully relieve such Cable System (or portion thereof) from, or substantially eliminate the effects of, public utility, telecommunications service provider and common carrier status (or comparable obligations under a consent decree or Franchise amendment), and (b) INSIGHT or the INSIGHT Affiliates do not thereafter use such Cable System with any other Person to replicate or provide services substantially similar to the Communications Services for the remainder of the Initial Term.

     10.3  Alternative Arrangement; Reinstatement.  Notwithstanding the
     ----  --------------------------------------
foregoing provisions of this Section 10, if this Agreement is terminated with respect to any CFT Network by INSIGHT pursuant to this Section, (a) the parties shall use commercially reasonable efforts to negotiate an alternative arrangement that is reasonable in the independent judgment of both parties pursuant to which AT&T will be able to continue to conduct its business formerly conducted using the Cable System so that the parties will, to the extent practicable, continue to enjoy the benefits intended to be provided by this Agreement with respect to such Cable System, and (b) INSIGHT and the applicable

INSIGHT Affiliate shall fully reinstate AT&T's rights under this Agreement with respect to such Cable System, when and to the extent that may be done without the occurrence of a material adverse effect on the business or financial or operating condition of INSIGHT or such INSIGHT Affiliate and without subjecting INSIGHT or such INSIGHT Affiliate to public utility, telecommunications service provider or common carrier status.

11.  Term and Termination.
---  --------------------

     11.1  Term.  The initial term of this Agreement shall commence upon the
     ----  ----
Effective Date and shall continue until October 1, 2011 (the "Initial Term").
                                                              ------------
Upon notice given by either INSIGHT or AT&T (the "Initiating Party") to the
                                                  ----------------
other at least 18 months prior to the expiration of the Initial Term, this Agreement shall automatically renew, on the same terms and conditions, for an additional five-year term unless such other party provides the Initiating Party with written notice to the contrary at least 12 months prior to the expiration of the Initial Term.

     11.2  Termination of Agreement.  Notwithstanding the foregoing, this
     ----  ------------------------
Agreement shall terminate upon the closing of the optional termination and split-up of the Partnership's assets (the "Split-up Termination"), described in
Article 9 of the Limited Partnership Agreement of Insight Midwest, L.P., dated as of October 1, 1999 (the "Insight Midwest Partnership Agreement"). In addition, this Agreement may be terminated upon any of the following events, effective upon written notice from the terminating party:

          11.2.1  Termination by Either Party.  Either party may terminate this
          ------  ---------------------------
Agreement:

     (a) If the other party applies for or consents to the appointment of a trustee or receiver for any substantial part of its properties; any bankruptcy, reorganization, debt arrangement, dissolution or liquidation proceeding is commenced or consented to by the other party; or any application for appointment of a receiver or a trustee, or any proceeding for bankruptcy, reorganization, debt management or liquidation is filed for or commenced against the other party, and is not withdrawn or dismissed within 60 days thereafter.

     (b)  If the other party ceases to function as a going concern.

     (c) If the other party fails to perform in a material respect any of the material provisions of this Agreement (other than provisions for which a specific remedy is provided for in this Agreement) and does not cure such failure within a period of 60 days after receipt of notice from the other party reasonably specifying such failure and stating such party's intention to terminate this Agreement if such failure is not cured (or if such failure cannot reasonably be cured within such 60-day period, such party has not undertaken all commercially reasonable efforts to cure such failure within such 60-day period and does not cure such failure within a period of 90 days).

     (d) If, on or before the date which is 60 days from the Effective Date, the Insight Midwest Partnership Agreement has not been amended to provide for the Split-up Termination.

          11.2.2  Termination by INSIGHT.  INSIGHT may terminate this Agreement:
          ------  ----------------------
     (a) If INSIGHT has terminated the Marketing and Sales Representation Agreement or Agreement for Billing and Collection Services, pursuant to their respective terms, because of AT&T's material breach thereof and failure to cure within any applicable cure period.

     (b) On or before August 8, 2000, if this Agreement and the transactions contemplated hereby are not approved by the Board of Directors of INSIGHT.

     (c)  As otherwise set forth in this Agreement.

          11.2.3  Termination by AT&T.  AT&T may terminate this Agreement:
          ------  -------------------
     (a) If AT&T has terminated the Marketing and Sales Representation Agreement or Agreement for Billing and Collection Services, pursuant to their respective terms, because of INSIGHT's material breach thereof and failure to cure within any applicable cure period.

     (b) With respect to any Franchise Area, upon any termination of the applicable Franchise or other necessary Authorization.

     (c)  As otherwise set forth in this Agreement.

     11.3  Orderly Transition.   Upon the expiration or termination of this
     ----  ------------------
Agreement, in whole or with respect to any Designated Market, HDT Site or CFT Network, the parties shall cooperate in good faith to effect an orderly transition of the Communications Services provided over the CFT Network(s) for a reasonable period of time and in compliance with all applicable Legal Requirements. As applicable, the parties shall use commercially reasonable efforts to develop and implement a plan for the orderly transition of Residential Customers as soon as commercially practicable. The parties shall cooperate with each other in effecting such transition plan and shall take all reasonable actions requested by the other party in connection therewith.

          11.3.1  Expiration or Early Termination by INSIGHT.   Without
          ------  ------------------------------------------
limiting the generality of the foregoing, upon the expiration of this Agreement, or upon the earlier termination of this Agreement by INSIGHT, INSIGHT and the INSIGHT

Affiliates shall, notwithstanding such expiration or termination and, to the extent permitted by applicable Legal Requirements: (a) continue to make available to AT&T any portions of the CFT Networks reasonably required by AT&T to transition Residential Customers to an Alternative Service Provider, at the rates specified herein, for a period up to six months after the effective date of the expiration or termination; (b) assist AT&T, at AT&T's sole cost and expense, with all other reasonable requests in connection with the transition of Residential Customers from the Communications Services provided pursuant to this Agreement to alternative Communications Services; and (c) not, for the lesser of
(i) the period required to transition Residential Customers to an Alternative Service Provider or (ii) six months from the effective date of the expiration or termination, directly or indirectly provide, or directly market, any Communications Services to any Residential Customer, except as contemplated herein. *To be filed separately with the Commission*

          11.3.2  Early Termination by AT&T.   Without limiting the generality
          ------  -------------------------
of the foregoing, upon the termination of this Agreement by AT&T, in whole or in part, prior to its expiration, INSIGHT and the INSIGHT Affiliates shall, notwithstanding such termination and, to the extent permitted by applicable Legal Requirements: (a) continue to make available to AT&T any portions of the CFT Networks reasonably required by AT&T to transition Residential Customers to an Alternative Service Provider, at the rates specified herein, for a period up to one year after the effective date of termination; (b) negotiate agreements with AT&T, which are reasonable in the independent judgment of both parties, pursuant to which INSIGHT and the INSIGHT Affiliates will provide capacity on the CFT Networks to AT&T in order for it to provide the Communications Services in the Designated Markets; (c) assist AT&T, at AT&T's sole cost and expense, in obtaining any Authorizations necessary for AT&T to continue to provide the Communications Services in the Designated Markets; (d) assist AT&T, at AT&T's sole cost and expense, with all other reasonable requests in connection with the transition of Residential Customers from the Communications Services provided pursuant to this Agreement to alternative Communications Services; and (e) not, for the lesser of (i) the period required to transition Residential Customers to an Alternative Service Provider or 18 months from the effective date of termination, directly or indirectly provide, or directly market, any Communications Services to any Residential Customer, except as contemplated herein.

12.  Limitation of Liability.
---  -----------------------

     EXCEPT FOR DAMAGES RESULTING FROM A PARTY'S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS UNDER SECTION 15 OF THIS AGREEMENT AND EXCEPT FOR THE LIQUIDATED DAMAGES CONTEMPLATED UNDER SECTION 8, NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY AMOUNTS REPRESENTING ITS LOSS OF PROFITS, LOSS OF BUSINESS, INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES (EVEN IF PREVIOUSLY APPRISED OF THE POSSIBILITY THEREOF) ARISING FROM THE PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT OR ANY ACTS

OR OMISSIONS ASSOCIATED THEREWITH, WHETHER THE BASIS OF THE LIABILITY IS BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY), OR ANY OTHER LEGAL THEORY.

13.  Insurance.
----  --------

     13.1  Required Coverage.  INSIGHT and the INSIGHT Affiliates shall at all
     ----  -----------------
times during the term of this Agreement, at its sole expense, maintain the insurance coverage listed below with insurance carriers that (a) are reasonably satisfactory to AT&T, (b) have a reasonably acceptable Standard & Poor's Financial Rating, and (c) have an A.M. Best rating of at least A-:

          13.1.1  Worker's Compensation and Employer's Liability Policy.
          ------  -----------------------------------------------------
Statutory Worker's Compensation insurance covering INSIGHT's employees and agents with Employer's Liability in amounts not less than:

     Part I        Workers Compensation       "Statutory"
     ------

     Part II       Employer's Liability       $2,000,000 combined single limit
     -------

          13.1.2  Commercial General Liability Policy.   Primary Commercial
          ------  -----------------------------------
General Liability Insurance covering all of INSIGHT's operations. Such coverage shall include Premises and Operations, Broad Form Contractual Liability (covering liability under this Agreement), Independent Contractors, Products-Completed Operations, Personal Injury, and Broad Form Property Damage, with the following minimum limits:

                General Aggregate                   $6,000,000
                Each Occurrence                     $2,000,000
                Products-Completed Operations       $2,000,000
                Fire Damage (any one fire)          $1,000,000
                Medical Expense (any one person)    $   10,000

          13.1.3  Business Automobile Liability Policy.   Business Automobile
          ------  ------------------------------------
Liability Insurance with "Any Auto" Coverage with the following minimum limits:

                Each Accident        $1,000,000 combined single limit

          13.1.4  Property Insurance Policy.   Property Insurance with "All
          ------  -------------------------
Risk" coverage while such property is under construction, being maintained, in transit or operation, with limits of no less than the replacement cost value of such property at the time of the loss.

          13.1.5  Insurance Required by Authorizations.  Insurance required
          ------  ------------------------------------
under the Authorizations.

          13.1.6  Umbrella or Excess Liability Policy.  The insurance limits
          ------  -----------------------------------
required in this Agreement may be obtained through any combination of primary and excess or umbrella liability insurance. Any excess or umbrella liability policies shall provide coverage in the same manner as the Employer's Liability Policy, Commercial General Liability Policy and Business Automobile Liability Policy and shall not contain any additional exclusions or limitations of such policies.

     13.2  Certificate of Insurance.  Immediately upon the execution of this
     ----  ------------------------
Agreement, INSIGHT shall deliver to AT&T Certificates of Insurance (along with copies of any endorsements specifically applicable to such other party) evidencing that INSIGHT has obtained the insurance required by this Article 13. The Certificates of Insurance shall:

     (a)  Be in a form reasonably acceptable to AT&T.

     (b) Designate AT&T as the "Additional Insured," with respect to liability insurance, and as "Loss Payee," with respect to property insurance, as AT&T's interests may appear.

     (c) Confirm that all insurance policies are primary coverage to AT&T and that any coverage maintained by AT&T is non-contributory.

     (d) Confirm that all insurance policies provide for 30 days prior written notice to AT&T, at the address for AT&T set forth in Section 17.1 of this Agreement, of any cancellation, modification or non-renewal.

     13.3  General.
     ----  -------
     (a) The cost of any deductible amounts or self-insured retention contained in any of the insurance policies pursuant to a contract, whether approved or not approved by AT&T, are to be borne by INSIGHT without any increase or adjustment to the applicable contract amount.

     (b) INSIGHT shall forward all insurance requirements set forth in this Agreement to its insurance carrier to ensure that the required coverage is provided.

     13.4  Maintenance of Coverage.  INSIGHT shall not at any time after the
     ----  -----------------------
expiration or termination of this Agreement take any action to retroactively eliminate any insurance coverage that was in effect during the term of this Agreement or accept a buy-out of the insurance liability.

14.  Indemnification.
---  ---------------

     14.1  Indemnification by AT&T.  Subject to Section 12, AT&T shall
     ----  -----------------------
indemnify and hold harmless INSIGHT, its Affiliates, and all officers, directors, employees, stockholders, partners and agents (collectively, "Related
                                                                        -------
Parties") of INSIGHT and its
-------
                                      36

Affiliates, from and against any and all costs, damages, losses, liabilities, joint or several, expenses of any nature (including reasonable attorneys', accountants' and experts' fees and disbursements), judgments, fines, settlements and other amounts (collectively, "Damages") arising from or relating to:
                                  -------
     (a) Any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (collectively "Claims") arising from or relating to the installation, maintenance or operation of the Telephony Interconnection Equipment or other AT&T equipment, except to the extent such Damages are caused or contributed to by INSIGHT or the INSIGHT Affiliates;

     (b) Any Claims of any Person for personal injury or property damage resulting from the gross negligence or willful misconduct of AT&T;

     (c) Any Claims of any Person caused by, relating to, or arising out of AT&T's relationships with its employees, agents, and consultants in the course of its performance under this Agreement; and

     (d) Any Claims of any Person (other than INSIGHT, the INSIGHT Affiliates and their respective Affiliates) relating to or arising out of the breach by AT&T of any of its obligations under this Agreement.

     14.2  Indemnification by INSIGHT .  Subject to Section 12, INSIGHT and the
     ----  --------------------------
INSIGHT Affiliates shall indemnify and hold harmless AT&T, its Affiliates, and the Related Parties of AT&T and its Affiliates from and against any and all Damages arising from or relating to:

     (a) Any Claims of any Person arising from or related to the installation, maintenance or operation of the Telephony Equipment and INSIGHT's and the INSIGHT Affiliates' equipment relating to the HFC Network and the Cable Systems, except to the extent such Damages are caused or contributed to by AT&T;

     (b) Any Claims of any Person relating to INSIGHT's or the INSIGHT Affiliates' provision of services other than Communications Services;

     (c) Any Claims of any Person for personal injury or property damage resulting from the gross negligence or willful misconduct of INSIGHT or the INSIGHT Affiliates;

     (d) Any Claims of any Person caused by, relating to, or arising out of INSIGHT's or the INSIGHT Affiliates' relationships with its employees, agents, and consultants in the course of its performance under this Agreement; and

     (e) Any Claims of any Person (other than AT&T and its Affiliates) relating to or arising out of the breach by INSIGHT or the INSIGHT Affiliates of any of their obligations under this Agreement.

     14.3  Procedures.  Any Person asserting a right to indemnification under
     ----  ----------
this Article 14 shall so notify the indemnifying party promptly in writing, provided that the failure to give such notice shall not result in the loss of indemnification rights unless the indemnifying party is materially prejudiced by such failure. If the facts giving rise to such indemnification involve any actual or threatened Claim by or against a third party, the indemnifying party shall be entitled to control the defense or prosecution of such Claim in the name of the indemnified person. The indemnifying party shall notify the indemnified person in writing of its intention to do so within 20 days of the receipt of such notice by the indemnified person. The indemnified person shall have the right, however, to participate in such proceeding through counsel of its own choosing, which participation shall be at its sole expense. Whether or not the indemnifying party chooses to defend or prosecute such Claim, each indemnified person and INSIGHT or AT&T, whichever is not the indemnifying party, shall, to the extent requested by the indemnifying party and at the indemnifying party's expense, cooperate in the prosecution or defense of such Claim and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may reasonably be requested in connection therewith.

     14.4  Settlement.  The indemnifying party shall have the right to settle
     ----  ----------
any Claim for which it is responsible hereunder; provided, that, the indemnifying party shall not settle any Claim unless the indemnified person consents in writing to such settlement, which consent shall not be unreasonably withheld and which consent shall not be withheld in connection with any such settlement that provides for a general release of the indemnified party and is for money damages to be paid by the indemnifying party only, that does not (a) admit the fault of the indemnified person, or (b) impose injunctive or other equitable relief on the indemnified person.

     14.5  Expenses of Defense.  Any reasonable expenses incurred by any
     ----  -------------------
indemnified person pursuant to this Article 14 in defending any Claim (or the threat thereof), other than a Claim brought by the indemnifying party, if incurred prior to the assumption by the indemnifying party of the defense thereof, shall be borne and paid by the indemnifying party, in advance of the final disposition of such Claim (or the threat thereof) upon receipt of an undertaking by or on behalf of the indemnified person to repay to the indemnifying party the amount of such expenses if it shall ultimately be determined that such indemnified person is not entitled to the indemnification provided for under this Article 14.

15.  Confidentiality.
---  ---------------

     15.1  Proprietary Information.  INSIGHT and the INSIGHT Affiliates, on the
     ----  -----------------------
one hand, and AT&T, on the other hand, agree that any information or data (including information or data received by the disclosing party from a third party and as to which the disclosing party has confidentiality obligations) (a) fixed in a tangible medium and furnished by one to the other under this Agreement and marked as the confidential or proprietary information of the disclosing party, including information relating to the Communications Services; (b) otherwise provided or disclosed and stated to be confidential or proprietary at the time the information is provided or in a writing which is provided within 30 days thereafter which generally describes such information; or (c) relating to the terms and conditions of this Agreement is, in each case, the confidential or proprietary information of the disclosing party (collectively, the "Proprietary
                                                                    -----------
Information"), and shall not be used for any purpose other than the purposes of
-----------
this Agreement, or any other agreement related to the transactions contemplated herein, or disclosed to anyone other than to the recipient's employees or agents or consultants rendering services related to the subject matter of this Agreement who need to use the Proprietary Information for the purposes of this Agreement. Notwithstanding the foregoing, all AT&T Customer Information shall be deemed the Proprietary Information of AT&T, whether disclosed by AT&T to INSIGHT or otherwise acquired by INSIGHT.

     15.2  Exceptions Required by Legal Requirement.  Notwithstanding the
     ----  ----------------------------------------
provisions of Section 15.1, a party receiving Proprietary Information may disclose such Proprietary Information if required by a Legal Requirement, provided that the disclosing party has (a) given reasonable notice to the other party in advance of such disclosure and seeks confidential treatment of such information from the entity to which the disclosure is made and, (b) received a written opinion of its counsel that such disclosure is required.

     15.3  Other Exceptions.  The restrictions and obligations in Section 15.1
     ----  ----------------
shall not apply with respect to any Proprietary Information that the receiving party can demonstrate: (a) is or becomes generally available to the public through any means other than a breach by the receiving party of its obligations under this Agreement; (b) is disclosed to the receiving party without an obligation of confidentiality by a third party who has the right to make such disclosure; (c) is developed independently by the receiving party; (d) was in possession of the receiving party without obligations of confidentiality prior to receipt under this Agreement; or (e) is required to be disclosed to enforce rights under this Agreement. *To be filed separately with the Commission*

     15.4  Remedies.  Each of the parties acknowledges and agrees that the other
     ----  --------
would be irreparably harmed if any of the Proprietary Information of the disclosing party were to be disclosed to third parties, or if any use were to be made of such Proprietary Information other than that specified in this Agreement, and further agrees that the disclosing party shall have the right to seek and obtain injunctive relief upon any violation or threatened violation of the terms of this Agreement, in addition to all other rights and remedies available at law or in equity.

     15.5  Return of Proprietary Information.  Upon the termination,
     ----  ---------------------------------
cancellation or expiration of this Agreement for any reason or upon the reasonable request of the disclosing party, all Proprietary Information, together with any copies that may be authorized herein, shall be returned to the disclosing party or, if requested by the disclosing party, certified destroyed by the receiving party.

     15.6  Media Releases.  Except for informational releases intended solely
     ----  --------------
for INSIGHT's, the INSIGHT Affiliates' or AT&T's internal distribution and except for disclosures required by Legal Requirement beyond the reasonable control of the party making such disclosure, all media releases, public announcements or public disclosures by INSIGHT, the INSIGHT Affiliates or AT&T, or by their respective Affiliates, relating to this Agreement shall be coordinated and approved by the parties prior to such release. Such approvals shall not be unreasonably withheld or delayed.

16.  Assignment; Sale or Transfer of Cable Systems; Addition of Cable Systems.
---  ------------------------------------------------------------------------

    16.1  Assignment; Sale or Transfer of Cable Systems.  Neither party shall
    ----  ---------------------------------------------
assign, transfer, delegate, sublease, sublicense or in any other manner dispose of or extend to any other Person, any of its rights, privileges or obligations under this Agreement without the prior written consent of the other party, and any attempt to make any such assignment, transfer, delegation, sublease, sublicense or disposition without consent shall be null and void; provided, however, that (a) either party may, without the consent of the other party, assign, transfer or delegate all of such rights, privileges and obligations to any Affiliate of such party or any successor entity in the event of such party's sale of all or substantially all of its assets or stock, merger, consolidation, reorganization or other business combination; and (b) in the event of a transaction pursuant to which INSIGHT sells or otherwise transfers one or more, but not all, of the Cable Systems in a transaction not constituting the sale of all or substantially all of its assets, AT&T's consent shall not be required provided that INSIGHT assigns all of its rights, and such buyer or transferee assumes all of INSIGHT's obligations, under this Agreement with respect to such Cable System(s), subject to AT&T's right to terminate the Agreement with respect to such Cable System(s) as set forth in the following sentence. AT&T may elect to terminate this Agreement with respect to any Cable System(s) sold or transferred to any acquirer if (i) one or more Governmental Authorities whose consent is necessary to assign a Franchise to the acquirer fails to grant its consent on the grounds that such acquirer does not have the financial or technical ability to perform INSIGHT's obligations under the Franchise; or (ii) such acquirer is one of the three largest (in terms of revenues) providers of Communications Services in the Designated Market in which the Cable System(s) is located. Upon INSIGHT's submission to AT&T of the name of the proposed buyer or transferee, AT&T shall have 30 days in which to notify INSIGHT whether it intends to terminate this Agreement with respect to the Cable System(s) to be sold or transferred pursuant to clause (ii) of the preceding sentence. In the event that AT&T exercises its right herein to terminate this Agreement with respect to any Cable System(s) prior to the closing of the sale of such Cable System, then INSIGHT shall cause the acquirer of the Cable System, as part of such sale or transfer, to assume the obligation to provide the transitional services described in Section 11.3.2 with respect to such Cable System(s).

     16.2  Addition of Cable Systems.  If INSIGHT or the INSIGHT Affiliates
     ----  -------------------------
acquires cable systems other than the Cable Systems, INSIGHT may propose to include such acquired cable systems under this Agreement and, upon AT&T's written approval, which shall not be unreasonably withheld, and subject to any additional terms applicable to such acquired systems to be negotiated by the parties in good faith, such additional cable systems shall constitute "Cable Systems" under this Agreement. The parties shall amend the Exhibits to this Agreement as appropriate to reflect the addition of any such acquired cable systems. In addition, the definition of "INSIGHT Affiliates" shall be amended to include the entity which owns the acquired cable systems upon execution by such entity of a counterpart signature page to this Agreement.

17.  Miscellaneous.
---  -------------

     17.1  Notices.  Any notice, request, approval, authorization, consent or
     ----  -------
other communication required or permitted to be given or made pursuant to this Agreement (each, a "Notice") shall be in writing and shall be deemed given on
                    ------
the earliest of (a) actual receipt, irrespective of the method of delivery, (b) on the delivery day following dispatch if sent by express mail (or similar next-day air courier service), (c) upon electronic confirmation of receipt, if sent by facsimile transmission, or (d) on the third day after mailing by registered or certified United States mail, return receipt requested, postage prepaid and addressed as follows:

     To AT&T:           AT&T Broadband, LLC
                        32 Avenues of America
                        New York, NY  10013-2412
                        Attn: Executive Vice President - Cable Affiliates And Commercial Services
                        Telephone: (212) 387-4900
                        Facsimile: (212) 387-4908

     With a copy to:    AT&T Broadband, LLC
                        9197 South Peoria Street
                        Englewood, CO  80112-5833
                        Attn:  Chief Counsel
                        Telephone: (720) 875-4800
                        Facsimile: (720) 875-5950

     To INSIGHT:        Insight Communications Company, Inc.
                        810 7th Avenue
                        New York, NY  10019
                        Attn:  Vice President - Telephone

                        Telephone: (917) 286-2300
                        Facsimile: (917) 286-2301

     With a copy to:    Insight Communications Company, Inc.
                        810 7th Avenue
                        New York, NY  10019
                        Attn:  General Counsel
                        Telephone: (917) 286-2300
                        Facsimile: (917) 286-2301

or to such substitute addresses and persons as either party may designate to the other from time to time by written notice in accordance with this Section.

     17.2  Relationship of the Parties.  The relationship of INSIGHT and the
     ----  ---------------------------
INSIGHT Affiliates, and their respective successors in interest, on the one hand, and AT&T and its successors in interest, on the other hand, is that of independent contractors, and not one of joint venture or partnership. Neither INSIGHT or the INSIGHT Affiliates, on the one hand, nor AT&T, on the other hand, shall have any authority to create or assume, in the name or on behalf of the other party, any obligation, express or implied, nor to act or purport to act as the agent or the legally empowered representative of the other party for any purpose whatsoever.

     17.3  Binding Effect.  This Agreement shall be binding on and inure to the
     ----  --------------
benefit of the parties and their respective successors and permitted assigns.

     17.4  Severability.  If any provision of this Agreement is declared or
     ----  ------------
found to be illegal, unenforceable, or void by a court of law, the parties shall negotiate in good faith to agree upon a substitute provision that is legal and enforceable and is as nearly as possible consistent with the intentions underlying the original provision. If the remainder of this Agreement is not materially affected by such declaration or finding and is capable of substantial performance, then the remainder shall be enforced to the extent permitted by applicable Legal Requirements.

     17.5  Waivers.  No delay or omission by either party to exercise any right
     ----  -------
or power impair any such right or power or be construed to be a waiver thereof. A waiver by any party of any of the covenants, conditions, or contracts to be performed by the other or any breach thereof shall not be construed to be a waiver of any succeeding breach thereof or of any other covenant, condition, or contract herein contained. No change, waiver, or discharge hereof shall be valid unless in writing and signed by an authorized representative of the party against which such change, waiver, or discharge is sought to be enforced.

     17.6  Remedies.  Except as expressly provided otherwise in this
     ----  --------
Agreement, in addition to any remedies provided in this Agreement, the parties shall have all remedies provided at law or in equity. The rights and remedies provided in this Agreement or otherwise under any Legal Requirement shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy, except as expressly provided otherwise in this Agreement.

     17.7  No Third-Party Beneficiaries.  Nothing in this Agreement, expressed
     ----  ----------------------------
or implied, is intended or shall be construed to confer upon any entity, other than INSIGHT, the INSIGHT Affiliates and AT&T, and their respective successors and permitted assigns, any remedy or claim by reason of this Agreement, and any such remedies or claims shall be for the exclusive benefit of INSIGHT, the INSIGHT Affiliates and AT&T.

     17.8  Arbitration and Governing Legal Requirement.  Except as set forth
     ----  -------------------------------------------
in Section 5.8, and any dispute or disagreement related to the effect of a change in any Legal Requirement affecting the regulatory rights and obligations of the parties for which exclusive jurisdiction resides in a regulatory body, any dispute or disagreement arising between INSIGHT or the INSIGHT Affiliates and AT&T relating to or arising out of the interpretation or performance of this Agreement shall be resolved in the following manner: A party may provide the other with notice of a dispute which has arisen in connection with this Agreement. Such dispute shall first be considered by the Program Managers designated in this Agreement. If such dispute has not been settled to the satisfaction of the parties within 10 days (or such longer period as may be agreed upon) from the date that either party provided notice of the dispute, the matter shall be escalated to and considered by a team from each party consisting of the designated Program Managers for such party and an officer of such party who has the authority to settle the dispute but who has not been involved in the day-to-day management of this Agreement. If such dispute has not been settled to the satisfaction of the parties within 20 days (or such longer period as may be agreed upon) from the date that either party provided notice of the dispute, the dispute shall be finally settled by arbitration under the rules then obtaining of the American Arbitration Association by one arbitrator appointed in accordance with such rules, the arbitrator also apportioning the costs of arbitration (including reasonable attorneys fees). The arbitration shall be held in New York, New York, and the arbitrator shall decide the issues presented applying the substantive Legal Requirements of the State of New York, without regard to the conflicts of laws principles of such State. The award of the arbitrator shall be in writing, shall be final and binding upon the parties, shall not be appealed from or contested in any court and may, in appropriate circumstances, include injunctive relief. No party shall, in connection with any proceedings held pursuant to this Section, be required to furnish any bond. Should either party fail to appear or be represented at the arbitration proceedings after due notice in accordance with the rules, then the arbitrator may nevertheless render a decision in the absence of such party and such decision shall have the same force and effect as if the absent party had been present, whether or not it shall be adverse to the interests of such party. Any award rendered hereunder may be entered for enforcement, if necessary, in any court of competent jurisdiction, and the party against whom enforcement is sought shall bear the expenses, including attorneys' fees, of enforcement. Notwithstanding the foregoing, the parties may cancel or terminate this Agreement in accordance with its terms and conditions without being required to follow the procedures set forth in this Section.

     17.9  Expenses.  Except as specifically provided in this Agreement, each
     ----  --------
of the parties shall pay its own costs and expenses associated with the negotiation, execution and performance of this Agreement.

     17.10 Survival.  The rights and obligations of the parties set forth in
     ----- --------
this Agreement shall survive the expiration or termination of this Agreement for any reason for the period of the transition contemplated by Section 11.3. In addition, the rights and obligations of the parties set forth in Sections 12, 14, 15 and 17 shall survive the expiration or termination of this Agreement indefinitely.

     17.11 Exhibits. All references herein to Exhibits are to the Exhibits
     ----- --------
attached hereto, which shall be incorporated in and constitute a part of this Agreement by such reference. If there is any conflict between the terms of this Agreement and the terms of any Exhibit, the terms of this Agreement shall control.

     17.12 Entire Agreement.  This Agreement, including any Exhibits and
     ----- ----------------
documents referred to in this Agreement or attached hereto, the Marketing and Sales Representation Agreement, and the Agreement for Billing and Collection Services, constitute the entire and exclusive statement of the parties' agreement with respect to the subject matter hereof and supersede any and all oral or written representations, understandings, or agreements relating thereto, including the Term Sheet executed by the parties on March 16, 2000. This Agreement may be modified, supplemented or changed only by an agreement in writing which makes specific reference to this Agreement and which is signed by both parties.

     17.13 Governing Law.  This Agreement shall be interpreted, construed, and
     ----- -------------
governed by the laws, other than choice of law rules, of the State of New York, and the parties hereby submit to in personam jurisdiction in such State.

     17.14 Captions.  The captions and headings contained herein are for
     ----- --------
purposes of convenience only and are not a part of this Agreement.

     17.15 Construction.  This Agreement and the Exhibits hereto have been
     ----- ------------
drafted jointly by the parties and in the event of any ambiguities in the language hereof, there shall be no inference drawn in favor of or against either party.

     17.16 Counterparts.  This Agreement may be executed in any number of
     ----- ------------
counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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

                           [Signature Pages Follows]

     The parties have executed this Agreement as of the Effective Date.


INSIGHT:                            AT&T:

INSIGHT COMMUNICATIONS              AT&T BROADBAND, LLC
COMPANY, INC.


By: ________________________        By: ________________________
Name: ______________________        Name: ______________________
Title: _____________________        Title: _____________________


INSIGHT AFFILIATES:

INSIGHT COMMUNICATIONS COMPANY, L.P.

By:  Insight Communications Company, Inc.
     Its General Partner


     By: __________________________
     Name: ________________________
     Title: _______________________


INSIGHT COMMUNICATIONS OF CENTRAL OHIO, LLC

By:  Insight Holdings of Ohio, LLC,
     Member

     By:  Insight Communications Company, L.P.,
          Member

          By:  Insight Communications Company, Inc.,
               Its General Partner


               By: ___________________________
               Name: _________________________
               Title: ________________________


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

INSIGHT COMMUNICATIONS OF INDIANA, LLC

By:  ___________________________
     Member


     By: __________________________
     Name: ________________________
     Title: _______________________


INSIGHT KENTUCKY PARTNERS II., L.P.

By:  __________________________
     Its General Partner


     By: __________________________
     Name: ________________________
     Title: _______________________

                                      47